Exhibit 1
POWERING SUSTAINABLE GROWTH 2025 INVESTOR FACT BOOK

FORWARD-LOOKING STATEMENTS CN powers the economy by safely transporting more than 300 million tons of natural resources, manufactured products and finished goods throughout North America every year for its customers. With its nearly 20,000-mile rail network and related transportation services, CN connects Canada’s Eastern and Western coasts with the U.S. Midwest and U.S. Gulf Coast, contributing to trade and the prosperity of the communities in which it operates since 1919. DELIVERING SUSTAINABLE VALUE PICTURED (ABOVE FROM LEFT): Brian Arbic, Terminal Coordinator, Intermodal, Thomas Kelly, Conductor, Crystal Monteiro, Lead Hand Operations (COVER): Noel Prasad Joseph, Conductor They are among CN’s team of railroaders who deliver service excellence and value every day. As used herein, “Company” or “CN” refers to Canadian National Railway Company and, as the context requires, its wholly owned subsidiaries. Certain statements included in this CN 2025 Investor Fact Book constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and under Canadian securities laws, including statements based on management’s assessment and assumptions and publicly available information with respect to CN. By their nature, forward-looking statements involve risks, uncertainties and assumptions. CN cautions that its assumptions may not materialize and that current economic conditions render such assumptions, although reasonable at the time they were made, subject to greater uncertainty. Forward-looking statements may be identified by the use of terminology such as “believes,” “expects,” “anticipates,” “assumes,” “outlook,” “plans,” “targets,” or other similar words. 2025 KEY ASSUMPTIONS: CN has made a number of economic and market assumptions in preparing its 2025 outlook. The Company continues to assume slightly positive growth in North American industrial production in 2025. For the 2024/2025 crop year, the grain crop in Canada was in line with its five-year average and the U.S. grain crop was above its five-year average. The Company now assumes that the 2025/2026 grain crop in Canada will be above its five-year average (compared to its January 30, 2025 assumption that the 2025/2026 grain crop in Canada will be in line with its five-year average) and continues to assume that the U.S. grain crop will be above its five-year average. CN continues to assume RTM growth will be in the low single-digit range. CN also continues to assume that in 2025, the value of the Canadian dollar in U.S. currency will be in the range of $0.70 to $0.75 and continues to assume that in 2025 the average price of crude oil (West Texas Intermediate) will be in the range of US$60 to US$70 per barrel. The Company notes there is a heightened demand risk as a result of the volatile macroeconomic conditions and global trade tensions. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors which may cause actual results, performance or achievements of CN to be materially different from the outlook or any future results, performance or achievements implied by such statements. Accordingly, readers are advised not to place undue reliance on forward-looking statements. Important risk factors that could affect the forward-looking statements in this CN 2025 Investor Fact Book include, but are not limited to, general economic and business conditions, including factors impacting global supply chains such as pandemics and geopolitical conflicts and tensions; trade restrictions, trade barriers, or the imposition of tariffs or other changes to international trade arrangements; industry competition; inflation, currency and interest rate fluctuations; changes in fuel prices; legislative and/or regulatory developments; compliance with environmental laws and regulations; actions by regulators; increases in maintenance and operating costs; security threats; reliance on technology and related cybersecurity risk; transportation of hazardous materials; various events which could disrupt operations, including illegal blockades of rail networks, and natural events such as severe weather, droughts, fires, floods and earthquakes; climate change; labor negotiations and disruptions; environmental claims; uncertainties of investigations, proceedings and other types of claims and litigation; risks and liabilities arising from derailments; timing and completion of capital programs; the availability of and cost competitiveness of renewable fuels and the development of new locomotive propulsion technology; reputational risks; supplier concentration; pension funding requirements and volatility; and other risks detailed from time to time in reports filed by CN with securities regulators in Canada and the United States. Reference should also be made to Management’s Discussion and Analysis (MD&A) in CN’s annual and interim reports, Annual Information Form and Form 40-F, filed with Canadian and U.S. securities regulators and available on CN’s website, for a description of major risk factors relating to CN. The achievement of CN’s climate goals is subject to several risks and uncertainties, including those disclosed in the MD&A in CN’s annual and interim reports. There can be no certainty that the Company will achieve any or all of these goals within the stated timeframe, or that achieving any of these goals will meet all of the expectations of its stakeholders or applicable legal requirements. Forward-looking statements reflect information as of the date on which they are made. CN assumes no obligation to update or revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs, unless required by applicable securities laws. In the event CN does update any forward-looking statement, no inference should be made that CN will make additional updates with respect to that statement, related matters, or any other forward-looking statement. Information contained on, or accessible through, our website is not incorporated by reference into this CN 2025 Investor Fact Book. NON-GAAP MEASURES: CN reports its financial results in accordance with United States generally accepted accounting principles (GAAP). CN may also use non-GAAP measures in this CN 2025 Investor Fact Book that do not have any standardized meaning prescribed by GAAP. These non-GAAP measures may not be comparable to similar measures presented by other companies. CN’s outlook, guidance, or targets exclude certain adjustments, which are expected to be comparable to adjustments made in prior years. However, management cannot individually quantify on a forward-looking basis the impact of these adjustments, which could be significant, are difficult to predict and may be highly variable. As a result, CN does not provide a corresponding GAAP measure for, or reconciliation to, its outlook, guidance or targets. All amounts in this CN 2025 Investor Fact Book are expressed in Canadian dollars, unless otherwise noted.

2024 HIGHLIGHTS

TOTAL REVENUES	FREE CASH FLOW [1]
$17B	$3.1B

NET CASH PROVIDED BY OPERATING ACTIVITIES	NET CASH USED IN INVESTING ACTIVITIES
$6.7B	$3.6B

DILUTED EARNINGS PER SHARE	ADJUSTED DILUTED EARNINGS PER SHARE [1]
$7.01	$7.10

RETURN ON INVESTED CAPITAL [1]	ADJUSTED RETURN ON INVESTED CAPITAL [1]
12.9%	13.1%

OPERATING RATIO	ADJUSTED OPERATING RATIO [1]
63.4%	62.9%

(1) These non-GAAP measures do not have any standardized meaning prescribed by GAAP and, therefore, may not be comparable to similar measures presented by other companies. See section entitled Non-GAAP Measures for an explanation of these non-GAAP measures.

STAY CONNECTED WITH CN:

linkedin.com/company/cn
facebook.com/CNrail
instagram.com/cnrailway
x.com/CNRailway

www.cn.ca


3409
3409
CN

PICTURED:
A CN train moves energy-related products, including frac sand and petroleum, through Brule, AB.
Photo by CN employee **Tim Stevens**

Contents

OVERVIEW
02 Competitive Strengths
03 Creating Long-Term Value
04 Strategy for Growth
05 Delivering Responsibly
06 Financial and Operating Measures

MARKETS
08 Market Overview
10 Petroleum and Chemicals
12 Metals and Minerals
14 Forest Products
16 Coal
18 Grain and Fertilizers
20 Intermodal
22 Automotive
24 Supply Chain Solutions

OPERATIONS
25 Operations Overview

FINANCIALS
26 Financial Overview
27 Quarterly Consolidated Financial and Statistical Information
32 Non-GAAP Measures
40 Shareholder and Investor Information

Except where otherwise indicated, all financial information reflected in this document is presented as at December 31, 2024, or for the applicable year ended on December 31, and is expressed in Canadian dollars and determined on the basis of United States generally accepted accounting principles (GAAP).

TICKER SYMBOLS
CNR: Toronto Stock Exchange
CNI: New York Stock Exchange

01

Competitive Strengths | Creating Long-term Value | Strategy for Growth | Delivering Responsibly | Financial and Operating Measures

OVERVIEW | MARKETS | OPERATIONS | FINANCIALS

COMPETITIVE STRENGTHS

A FAR-REACHING AND DIVERSIFIED COMPANY

CN's three-coast network is a distinct strength in powering sustainable growth. We deliver safe, reliable and efficient service to move a diverse portfolio of goods and enable global supply chains. We connect our customers with opportunities to reach or expand their markets, facilitating their growth and driving long-term value.

EXTENSIVE SINGLE-LINE ACCESS	EFFICIENT OPERATIONS	INVESTING IN OUR FUTURE BUSINESS
Over 65% of traffic	209 miles	$3.5B
ORIGINATES AND TERMINATES ON CN'S NETWORK	CAR VELOCITY (car miles per day)	CAPITAL INVESTMENTS (net of amounts reimbursed by customers)

*All statistics are as of, or for the year ending December 31, 2024, unless otherwise noted.


Prince Rupert
Fort Nelson
Hay River
Fort McMurray
Prince George
Edmonton
Kamloops
Vancouver
Calgary
Saskatoon
Regina
Winnipeg
Thunder Bay
Sault Ste. Marie
Sept-Îles
Baie-Comeau
Matane
Moncton
Quebec
Saint John
Halifax
Montreal
Auburn
Toronto
Syracuse
Worcester
Buffalo
New London
Sarnia
Detroit
Conneaut
Toledo
Pittsburgh
Stevens Point
Green Bay
Chippewa Falls
Minneapolis/St. Paul
Arcadia
Fond du Lac
Sioux City
Omaha
Joliet
Chicago
East Peoria
Indianapolis
Springfield
Decatur
East St. Louis
Memphis
Jackson
Baton Rouge
Mobile
Pascagoula
Gulfport
New Orleans
LEGEND
CN main lines
Secondary and feeder lines
Shortline partners
Ports served by CN
FASTEST RAIL ROUTE IN AND AROUND CHICAGO
ILLINOIS
Waukegan
Leithton
Munger
West Chicago
Chicago
South Chicago
Gary
Chicago Outer Belt (former EJ&E)
Markham
Matteson
Griffith
Joliet
Chicago Heights
Goose Lake
INDIANA

ADVANTAGED TRI-COAST NETWORK WITH ACCESS OPTIONALITY

18,900	21 terminals	7 major ports
ROUTE MILES (2025)	ACROSS OUR NETWORK	SERVED ON THREE COASTS

BROAD GEOGRAPHIC EXPOSURE

TRAFFIC BY GEOGRAPHY

(% of 2024 freight revenues)



- 35% Overseas
- 32% Transborder
- 17% Canadian domestic
- 16% U.S. domestic

BALANCED AND DIVERSE PORTFOLIO

BUSINESS UNIT REVENUE MIX

(% of 2024 total revenues)



- 22% Intermodal
- 20% Petroleum and chemicals
- 20% Grain and fertilizers
- 12% Metals and minerals
- 11% Forest products
- 6% Coal
- 5% Automotive
- 4% Other revenues

CN | 2025 INVESTOR FACT BOOK

02

2,706 2,752 2,703 2,750 3,187 3,531 3,549 4,079 2,863 2,891 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 16.9% 15.8% 15.8% 15.6% 15.1% 13.3% 14.1% 15.9% 14.5% 13.1% 16.7% 16.0% 22.4% 16.6% 15.2% 12.7% 16.4% 15.8% 16.8% 12.9% CAPITAL INVESTMENTS VS. ROIC Capital Investment ($ millions) Return on Invested Capital (%) (2) Adjusted Return on Invested Capital (%) (2) 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 SHAREHOLDER DISTRIBUTION ($ millions) Share Repurchases Dividends 1,239 1,159 996 1,333 1,544 1,634 1,740 2,004 2,071 2,138 2,000 2,000 1,750 2,000 1,700 379 1,582 4,709 4,551 2,651 2,746 3,159 3,239 6,713 6,622 4,789 3,333 3,244 2,013 3,322 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 CNR (TSX) CNI (NYSE) S&P 500 TSX CN’S STOCK PERFORMANCE (2015–2024) (1) (Index: Closing Price on December 31, 2014 = 100) 300 250 200 150 100 50 82% SHARE PRICE RETURN SINCE JANUARY 2015(1) CN’s share price on the TSX (CNR) has increased at a compound annual growth rate (CAGR) of 7% over the last 10 years. $31B CAPITAL INVESTMENTS OVER THE LAST 10 YEARS CN has a strong track record of capital investment and return on invested capital (ROIC) to improve the safety and reliability of our service, support the growth of our customers, and digitize our processes to continue to compete effectively. $39B RETURNED TO SHAREHOLDERS OVER THE LAST 10 YEARS CN’s strong financial position allowed us to return $4.8 billion to our shareholders in 2024. With a 5% increase in 2024, we have raised our dividend every year since our initial public offering in 1995 at a compound average growth rate of 12% since 2015. SHARE PRICE PERFORMANCE RETURNING SHAREHOLDER VALUE DISCIPLINED CAPITAL INVESTMENT CREATING LONG-TERM VALUE COMMITTED TO DELIVERING SUSTAINABLE VALUE (1) Data extracted on December 31, 2024. Source: Factset (2) These non-GAAP measures do not have any standardized meaning prescribed by GAAP and, therefore, may not be comparable to similar measures presented by other companies. See section entitled Non-GAAP Measures for an explanation of these non-GAAP measures. | 2025 INVESTOR FACT BOOK 03 OVERVIEW MARKETS OPERATIONS FINANCIALS Delivering Responsibly Strategy for Growth Financial and Operating Measures Competitive Strengths Creating Long-term Value

Competitive Strengths | Creating Long-term Value | **Strategy for Growth** | Delivering Responsibly | Financial and Operating Measures

OVERVIEW
MARKETS
OPERATIONS
FINANCIALS

STRATEGY FOR GROWTH

LEVERAGING THE POWER OF OUR PLAN

CN's disciplined approach to scheduled railroading is our foundation for growth. Our operating model – what we call "Make the Plan, Run the Plan, Sell the Plan" – enables us to optimize our rail network and other hard assets like locomotives and railcars, as well as train crews. CN railroaders are committed to our scheduled operating model to drive reliable, on-time performance for our customers, helping them win in their markets. Working with our customers and supply chain partners, we are advancing our CN-specific growth opportunities to create value for our customers, employees and shareholders.



PICTURED:
CN's scheduled operating plan supports efficient service, including through our Chicago bypass loop which saves up to 48 hours of transit time by avoiding the city's densest area.
Photo by CN employee **Jordan Torregrosa**

Make the Plan



NETWORK OPERATIONS develops a plan to move volumes safely and efficiently based on customer needs, with an eye to optimizing train crews, locomotives, rail cars and rail infrastructure. This approach unlocks capacity and enables a fluid network, all while keeping a longer-term view toward ensuring future resources, assets and capital projects can support potential growth.

Run the Plan



FIELD OPERATIONS focuses on the day-to-day execution of the plan, ensuring trains depart on time and make their scheduled connections, while prioritizing safety and fluidity on our network and in our yards. Adherence to the plan drives higher asset velocity, more consistent utilization of locomotive power and crews, and more reliable first-mile and last-mile service for our customers.

Sell the Plan



OUR COMMERCIAL TEAM sells into the operating plan and our available capacity. We work closely with our customers to understand their business needs and market dynamics. This helps us plan our capacity and services to unlock opportunities and grow with them. Our Marketing and Operations teams work hand in glove to meet current and future customer demand.

MEASURING OUR RESULTS: 2024 PERFORMANCE HIGHLIGHTS

Operating to Plan

90%

AVERAGE ORIGIN TRAIN PERFORMANCE
(% of trains[1] departing origin within allowance of the scheduled time)

Executing the Plan

18.9 mph

THROUGH NETWORK TRAIN SPEED
(miles per hour)

Serving Our Customers

94%

LOCAL SERVICE COMMITMENT
(% of cars that successfully completed their Daily Operating Plan)

CN | 2025 INVESTOR FACT BOOK 04

Competitive Strengths | Creating Long-term Value | Strategy for Growth | **Delivering Responsibly** | Financial and Operating Measures
OVERVIEW | MARKETS | OPERATIONS | FINANCIAL

DELIVERING RESPONSIBLY

BUILDING A SUSTAINABLE FUTURE

At CN, we are focused on ***Delivering Responsibly***: moving customer goods safely and efficiently; being environmentally responsible; attracting and developing talented railroaders; and helping build safer, stronger communities, all while adhering to the highest standards of governance and supporting shareholder value creation.

Member of
Dow Jones Sustainability Indices
Powered by the S&P Global CSA

Listed on the Dow Jones Best-in-Class World Index for 13th consecutive year and on the Dow Jones Best-in-Class North American Index for 16th straight year.

S&P Global
Sustainability Yearbook Member
Corporate Sustainability Assessment 2024
©S&P Global 2025.

Recognized as one of the top sustainability performers in the transportation industry by the 2025 S&P Global Yearbook.

Furthering Our Safety Culture

Safety is our core value and the foremost priority for our people, our customers and the communities in which we operate. We are committed to providing the leadership, training and resources necessary to support our continuous improvement in safety. We foster a strong safety culture with ongoing training, including identifying and eliminating potential exposures to prevent workplace injuries and accidents. Along our network and in our workplace, we invest in advanced technologies to enhance our safety performance as we strive to be the safest railroad in North America. CN's safety management system includes over 2,800 wayside detectors that monitor train health in real time, triggering alerts for issues like hot bearings or dragging equipment. Additionally, seven Automated Inspection Portals (AIP) use high-definition imaging and AI to help mechanics identify needed repairs as trains pass through at speed.

Decarbonizing Rail Transportation

CN is committed to playing a key role in the transition to a low-carbon economy. Rail has a tremendous potential to reduce the environmental impact of transportation services. To further reduce greenhouse gas (GHG) emissions, CN seeks to achieve greater fuel efficiency and strategically increase our usage of renewable fuels. In addition to ongoing fleet renewal, we continue to invest in equipping locomotives with technologies to improve overall performance and fuel efficiency.

Empowering Our People

Our railroaders are the engine that powers our success. We want our culture to motivate and inspire employees to support CN's growth while creating meaningful careers. This includes cultivating a continuous learning culture to help employees expand their skills and address emerging trends. We remain focused on attracting and developing railroaders who can deliver operational and customer service excellence.

Industry-leading Governance

CN is committed to continuously improving our culture of integrity and ethical business conduct, building trust and confidence with all our stakeholders. In the 2024 *Globe and Mail's* Report on Business, CN earned a first-place ranking among 215 companies listed on the S&P/TSX Composite Index with a score of 99 out of 100, based on a rigorous set of governance criteria.

The *Delivering Responsibly* section of our website provides access to our most current editions of our Sustainability Report, Data Supplement, CDP Response with TCFD Index, and Indigenous Reconciliation Action Plan.
www.cn.ca/delivering-responsibly

IMPROVING SAFETY PERFORMANCE[1]

PERSONAL INJURY RATIO[2]
(Injuries per 200,000 person-hours)


1.97
1.64
1.36
1.10
0.98
1.06
55%
REDUCTION OBJECTIVE
2019 2020 2021 2022 2023 2024
2030

TRAIN ACCIDENT RATIO[3]
(Accidents per million train miles)


2.23
1.87
1.84
2.10
1.80
1.66
45%
REDUCTION OBJECTIVE
2019 2020 2021 2022 2023 2024
2030

(1) Safety indicators are unaudited and based on estimated data available at such time and are subject to change as more complete information becomes available.
(2) Based on Federal Railroad Administration (FRA) reporting criteria.
(3) Based on FRA reporting criteria, includes only accidents with a cost in excess of US$11,300.

DECOUPLING EMISSIONS FROM GROWTH

GHG EMISSIONS INTENSITY VS. GROSS TON MILES (GTMs)


Locomotive Emissions Intensity (Tonnes CO2e/Million GTMs)
Gross Ton Miles (Billions)
48%
Reduction in GHG emissions intensity since 1993
Tonnes CO2e/Million GTMs
GTMs (Billions)
0 4 8 12 16 20
0 100 200 300 400 500
93 94 95 96 97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24

STRONG AND ALIGNED TEAM

1 million
TOTAL HOURS OF EMPLOYEE TRAINING RECEIVED IN 2024

87%
OF CN EMPLOYEES ARE SHAREHOLDERS



PICTURED:
Elma, MB
Photo by CN employee **Ildar Noureev**

CN | 2025 INVESTOR FACT BOOK
05

Competitive Strengths | Creating Long-term Value | Strategy for Growth | Delivering Responsibly | **Financial and Operating Measures**
1 2

FINANCIAL AND OPERATING MEASURES

FINANCIAL HIGHLIGHTS

TOTAL REVENUES
($ millions)


13,819
14,477
17,107
16,828
17,046
2020
2021
2022
2023
2024

+5.4%

CAGR (2024 VS. 2020)

ADJUSTED DILUTED EARNINGS PER SHARE ($)[2]
— Diluted Earnings Per Share


5.28
5.95
7.46
7.28
7.10
2020
2021
2022
2023
2024

+8.0%

CAGR (2024 VS. 2020)

ADJUSTED OPERATING RATIO (%)[2]
— Operating Ratio


61.9
61.2
59.9
60.8
62.9
2020
2021
2022
2023
2024

+100 BPS

VARIANCE (2024 VS. 2020)

FINANCIAL MEASURES

	2020	2021	2022	2023	2024[1]
KEY FINANCIAL PERFORMANCE INDICATORS					
Total revenues ($ millions)	13,819	14,477	17,107	16,828	**17,046**
Freight revenues ($ millions)	13,218	13,888	16,569	16,236	**16,395**
Operating income ($ millions)	4,777	5,616	6,840	6,597	**6,247**
Adjusted operating income ($ millions)[2]	5,263	5,622	6,862	6,597	**6,325**
Net income ($ millions)	3,545	4,899	5,118	5,625	**4,448**
Adjusted net income ($ millions)[2]	3,767	4,225	5,134	4,800	**4,506**
Diluted earnings per share ($)	4.97	6.90	7.44	8.53	**7.01**
Adjusted diluted earnings per share ($)[2]	5.28	5.95	7.46	7.28	**7.10**
Net cash provided by operating activities ($ millions)	6,165	6,971	6,667	6,965	**6,699**
Net cash used in investing activities ($ millions)	(2,946)	(2,873)	(2,510)	(3,468)	**(3,607)**
Free cash flow ($ millions)[2]	3,227	3,296	4,259	3,887	**3,092**
Gross property additions ($ millions)	2,863	2,897	2,757	3,217	**3,549**
Share repurchases ($ millions)	379	1,582	4,709	4,551	**2,651**
Dividends per share ($)	2.30	2.46	2.93	3.16	**3.38**
FINANCIAL POSITION					
Total assets ($ millions)	44,804	48,538	50,662	52,666	**57,067**
Total liabilities ($ millions)	25,153	25,794	29,278	32,549	**36,016**
Shareholders' equity ($ millions)	19,651	22,744	21,384	20,117	**21,051**
FINANCIAL RATIOS					
Operating ratio (%)	65.4	61.2	60.0	60.8	**63.4**
Adjusted operating ratio (%)[2]	61.9	61.2	59.9	60.8	**62.9**
Adjusted debt-to-adjusted EBITDA multiple (times)[2]	1.98	1.82	1.86	2.25	**2.60**
Return on invested capital (ROIC) (%)[2]	12.7	16.4	15.8	16.8	**12.9**
Adjusted ROIC (%)[2]	13.3	14.1	15.9	14.5	**13.1**

(1) Financial data for full years ending on December 31.

(2) These non-GAAP measures do not have any standardized meaning prescribed by GAAP and, therefore, may not be comparable to similar measures presented by other companies. See section entitled Non-GAAP Measures for an explanation of these non-GAAP measures.

OVERVIEW
MARKETS
OPERATIONS
FINANCIALS

CN | 2025 INVESTOR FACT BOOK
06

Competitive Strengths | Creating Long-term Value | Strategy for Growth | Delivering Responsibly | Financial and Operating Measures
1 2

OVERVIEW
MARKETS
OPERATIONS
FINANCIALS

FINANCIAL AND OPERATING MEASURES

OPERATING HIGHLIGHTS

FREIGHT REVENUE PER RTM
(cents)


5.74
5.96
7.03
6.98
6.96
2020
2021
2022
2023
2024

+4.9%

CAGR (2024 VS. 2020)

CAR VELOCITY
(car miles per day)


185
195
196
213
209
2020
2021
2022
2023
2024

+3.1%

CAGR (2024 VS. 2020)

THROUGH DWELL
(entire railroad, hours)


8.6
7.9
7.6
7.0
7.0
2020
2021
2022
2023
2024

–5.0%

CAGR (2024 VS. 2020)

OPERATING MEASURES[3]

	2020	2021	2022	2023	2024
STATISTICAL OPERATING DATA					
Gross ton miles (GTMs) (billions)	455.4	458.4	463.7	452.0	**457.7**
Revenue ton miles (RTMs) (billions)	230.4	233.1	235.8	232.6	**235.5**
Carloads (thousands)	5,595	5,701	5,697	5,436	**5,390**
Route miles (includes Canada and the U.S., end of year)	19,500	19,500	18,600	18,800	**18,800**
Employees (end of period)	24,381	22,604	23,971	24,987	**24,671**
Employees (average for the period)	23,786	24,084	23,396	24,920	**25,304**
KEY OPERATING MEASURES					
Freight revenue per RTM (cents)	5.74	5.96	7.03	6.98	**6.96**
Freight revenue per carload ($)	2,362	2,436	2,908	2,987	**3,042**
GTMs per average number of employees (thousands)	19,144	19,033	19,820	18,140	**18,088**
Operating expenses per GTM (cents)	1.99	1.93	2.21	2.26	**2.36**
Labor and fringe benefits expense per GTM (cents)	0.60	0.63	0.63	0.70	**0.75**
Diesel fuel consumed (US gallons in millions)	407.5	405.2	402.2	395.2	**401.1**
Average fuel price ($/US gallon)	2.42	3.28	5.42	4.62	**4.41**
Fuel efficiency (US gallons of locomotive fuel consumed per 1,000 GTMs)	0.895	0.884	0.867	0.874	**0.876**
OPERATING METRICS					
Car velocity (car miles per day)	185	195	196	213	**209**
Locomotive utilization (trailing GTMs per total horsepower)	196	198	197	191	**186**
Train weight (tons)	9,501	9,658	9,324	9,186	**9,087**
Train length (feet)	8,572	8,559	8,160	7,891	**7,831**
Through dwell (entire railroad, hours)	8.6	7.9	7.6	7.0	**7.0**
Through network train speed (miles per hour)	18.5	19.2	18.9	19.8	**18.9**
CN ROLLING STOCK					
Diesel locomotives (end of period)	2,382	2,302	2,351	2,300	**2,364**
Freight cars (end of period)	62,857	56,730	56,469	54,155	**54,573**

(3) Statistical operating data, key operating measures, operating metrics and rolling stock information are unaudited and based on estimated data available at such time and are subject to change as more complete information becomes available. Definitions of these indicators are provided on our website, www.cn.ca/glossary.

CN | 2025 INVESTOR FACT BOOK
07

Market Overview | Petroleum and Chemicals | Metals and Minerals | Forest Products | Coal | Grain and Fertilizers | Intermodal | Automotive | Supply Chain Solutions
1 2
OVERVIEW | MARKETS | OPERATIONS | FINANCIALS

MARKET OVERVIEW

GROWING WITH OUR CUSTOMERS

CN aims to provide the service our customers need to grow and perform in their markets. Collaboration with our customers and supply chain partners helps us plan our capacity and services to coordinate our investments to support volume growth in lockstep with new customer opportunities. Excluding other revenue, CN's freight revenues are derived from seven main commodity groups representing a balanced, diversified portfolio of 180 product types. This diversity helps us to have better resilience through market fluctuations and economic cycles.

Our transcontinental network provides customers with access to seven major ports in Canada and the U.S., facilitating global trade and service through 21 inland intermodal terminals. Our supply chain services include rail, intermodal, trucking, marine services, bulk handling, transloading and customs brokerage – offering various options for transporting natural resources, manufactured products and finished goods.


BUSINESS UNIT REVENUE MIX
2024 REVENUES BY COMMODITY GROUP
(% of total revenues)
4% OTHER REVENUES
14% INTERNATIONAL INTERMODAL
5% AUTOMOTIVE
20% PETROLEUM AND CHEMICALS
8% DOMESTIC INTERMODAL
$17B TOTAL REVENUES
6% COAL
11% FOREST PRODUCTS
20% GRAIN AND FERTILIZERS
12% METALS AND MINERALS
Intermodal (22%)
Industrial Products (23%)
Bulk Products (26%)
Petroleum and Chemicals (20%)
Automotive (5%)
Other (4%)

10,000+
ORIGIN-DESTINATION PAIRS

>300M
TONS OF CARGO CARRIED ANNUALLY

Over 85%
OF TRAFFIC ORIGINATES ON CN'S NETWORK

CN | 2025 INVESTOR FACT BOOK
08

Market Overview | Petroleum and Chemicals | Metals and Minerals | Forest Products | Coal | Grain and Fertilizers | Intermodal | Automotive | Supply Chain Solutions
1 2
OVERVIEW | MARKETS | OPERATIONS | FINANCIALS

MARKET OVERVIEW

Performance Summary

	REVENUES $ millions						CARLOADS thousands					
	2020	2021	2022	2023	2024	% Change[1]	2020	2021	2022	2023	2024	% Change[1]
Petroleum and chemicals	2,631	2,816	3,229	3,195	**3,414**	7%	597	596	636	634	**648**	2%
Metals and minerals	1,409	1,548	1,911	2,048	**2,048**	0%	935	969	956	1,002	**974**	(3%)
Forest products	1,700	1,740	2,006	1,943	**1,931**	(1%)	342	339	330	309	**299**	(3%)
Coal	527	618	937	1,017	**929**	(9%)	289	379	503	511	**456**	(11%)
Grain and fertilizers	2,609	2,475	2,783	3,265	**3,422**	5%	663	628	614	670	**690**	3%
Intermodal	3,751	4,115	4,906	3,823	**3,757**	(2%)	2,582	2,611	2,450	2,078	**2,115**	2%
Automotive	591	576	797	945	**894**	(5%)	187	179	208	232	**208**	(10%)
Total rail freight	13,218	13,888	16,569	16,236	**16,395**	1%	5,595	5,701	5,697	5,436	**5,390**	(1%)
Other	601	589	538	592	**651**	10%						
Total	13,819	14,477	17,107	16,828	**17,046**	1%						

	REVENUE TON MILES (RTMs) millions						FREIGHT REVENUE PER RTM cents					
	2020	2021	2022	2023	2024	% Change[1]	2020	2021	2022	2023	2024	% Change[1]
Petroleum and chemicals	43,556	42,436	46,273	43,846	**46,530**	6%	6.04	6.64	6.98	7.29	**7.34**	1%
Metals and minerals	21,561	26,743	27,606	28,444	**28,829**	1%	6.53	5.79	6.92	7.20	**7.10**	(1%)
Forest products	25,602	25,948	25,020	23,141	**22,111**	(4%)	6.64	6.71	8.02	8.40	**8.73**	4%
Coal	16,173	18,471	22,679	22,682	**20,165**	(11%)	3.26	3.35	4.13	4.48	**4.61**	3%
Grain and fertilizers	61,736	58,733	55,359	63,479	**64,594**	2%	4.23	4.21	5.03	5.14	**5.30**	3%
Intermodal	59,165	58,412	56,029	47,886	**50,190**	5%	6.34	7.04	8.76	7.98	**7.49**	(6%)
Automotive	2,597	2,395	2,822	3,136	**3,119**	(1%)	22.76	24.05	28.24	30.13	**28.66**	(5%)
Total	230,390	233,138	235,788	232,614	**235,538**	1%	5.74	5.96	7.03	6.98	**6.96**	0%

(1) % change from 2023 to 2024.

2024 Performance Totals

$17B
REVENUES

5.4M
CARLOADS

236B
REVENUE TON MILES (RTMs)

6.96 cents
FREIGHT REVENUE PER RTM

742 miles
AVERAGE LENGTH OF HAUL

CN | 2025 INVESTOR FACT BOOK 09

Market Overview | Petroleum and Chemicals | Metals and Minerals | Forest Products | Coal | Grain and Fertilizers | Intermodal | Automotive | Supply Chain Solutions
1 2
OVERVIEW | MARKETS | OPERATIONS | FINANCIALS

PETROLEUM AND CHEMICALS

FUELING MARKET GROWTH FOR OUR CUSTOMERS

BUSINESS UNIT OVERVIEW AND MARKET DRIVERS

KEY FACTS

- Supporting the sector as a rail carrier serving three key petrochemical hubs in North America: Alberta, Louisiana and Ontario
- Moving petroleum and chemical shipments in customer-supplied private cars
- Facilitating growth in propane, plastics and other petrochemical commodities through export expansion projects on Canada's West Coast

COMMODITIES

PETROLEUM PRODUCTS

- Propane, butane, crude oil, gasoline, diesel, jet fuel, fuel oil, lubricants, asphalt, condensate

CHEMICALS AND PLASTICS

- Polyethylene, polyvinyl chloride (PVC), caustic soda, sulfuric acid, pulp mill chemicals

SULFUR

- Molten and prilled sulfur

RENEWABLE PRODUCTS

- Biodiesel, renewable propane, condensate and diesel, sustainable aviation fuel (SAF)

MARKET DRIVERS

- North American and international economic growth
- Chemicals and plastics feedstock prices
- North American liquified natural gas (LNG) production
- Demand for propane for heating and crop drying
- North American production and investment in clean energy
- Greenhouse gas (GHG) reduction through renewable diesel, biodiesel and Sustainable Aviation Fuels (SAF)
- Trade and tariff policy

2024 COMMODITY BREAKDOWN
(% of revenues)


50% Refined Petroleum Products
38% Chemicals and Plastics
7% Crude and Condensate
5% Sulfur

$3,414M

2024 REVENUES

AVERAGE LENGTH OF HAUL (2024) **~820 miles**

REVENUES
($ millions)


2,631
2,816
3,229
3,195
3,414
2020
2021
2022
2023
2024

CARLOADS
(thousands)


597
596
636
634
648
2020
2021
2022
2023
2024

REVENUE TON MILES (RTMs)
(millions)


43,556
42,436
46,273
43,846
46,530
2020
2021
2022
2023
2024

FREIGHT REVENUE PER RTM
(cents)


6.04
6.64
6.98
7.29
7.34
2020
2021
2022
2023
2024

CAGR (2024 vs. 2020)

Revenues	Carloads	RTMs	Freight Revenue per RTM
+7%	+2%	+2%	+5%

CN | 2025 INVESTOR FACT BOOK 10

Scotford Flat Rock Hamilton Ferndale, WA Mont Belvieu, TX Blue Hills North Vancouver Kamloops Hay River Fort McMurray Sarnia Baton Rouge Regina Prince George Joliet Mobile Quebec Montreal New Orleans Prince Rupert Vancouver Halifax Saint John Saskatoon Chicago Memphis Edmonton Toronto Detroit Thunder Bay Winnipeg Calgary Moncton Supply Chain at a Glance EXPANDING MARKET ACCESS AND GROWTH OPPORTUNITIES Petroleum Chemicals and plastics Sulfur Natural gas liquids Ports served by CN P CargoFlo® P Propane export facility P Petrochemical facility P Petrochemical hub Shale play CN’S PETROLEUM AND CHEMICALS SUPPLY CHAIN 85% OF THE CANADIAN PETROCHEMICAL INDUSTRY IS DIRECTLY SERVED BY CN 20 CargoFlo® DISTRIBUTION FACILITIES ON OUR NETWORK FOR LIQUIDS TRANSFER AND BAGGING OF BULK COMMODITIES For more information, please visit: www.cn.ca/your-industry/petroleum-chemicals KEY ADVANTAGES SPOTLIGHT Partnering to Meet Refined Fuel Demands CN identified a marketplace need to address fuel demand in the Greater Toronto Area and provide a flexible, long-term supply chain alternative to existing pipeline infrastructure and limited capacity. In partnership with customers, CN developed infrastructure surrounding the first phase of the new fuel distribution centre at CN’s MacMillan Yard in Toronto in mid-2024. The facility offers a safe, efficient cycle of rail-to-tank unloading, and tank-to-truck loading. It’s meeting crucial demand for refined petroleum products – including gasoline, diesel and ethanol – in Southern Ontario, Canada’s largest and growing fuel market. The terminal’s second phase, targeted to open in Q4 2025, will add six more tracks and five more tanks to accommodate high-throughput, interconnected unit trains. PICTURED: CN’s new fuel distribution centre, MacMillan Yard, Toronto, ON CN’s access to export terminals in Prince Rupert, Vancouver, Montreal and Mobile offers gateways to international markets for propane, plastics and renewable products. CN provides producers with single-line access to refineries in Eastern Canada as well as the U.S. Midwest and U.S. Gulf Coast. CN facilitates global supply chains with available import/export capacity at major ports on three coasts. Our network and 19 Petroleum and Chemicals transload facilities safely and efficiently move products and connect customers with their markets. CN line Major roads Existing and Proposed Facilities CN’s Scotford Yard Heartland Boundary (also includes Edmonton) North Saskatchewan River 1 Sherritt 2 Nutrien 3 Dow Chemicals 4 Keyera 5 Plains Midstream 6 AltaGas 7 Inter Pipeline 8 Pembina 9 Suncor 10 ATCO 11 Shell 12 Wolf Midstream 13 Evonik Canada 14 North West Redwater 15 Heartland Sulphur 16 Gibson Energy 17 TransCanada 18 Enbridge 19 Cenovus 20 MEG Energy DIRECT ACCESS TO OVER 20 COMPANIES WITHIN ALBERTA’S INDUSTRIAL HEARTLAND PETROLEUM AND CHEMICALS | 2025 INVESTOR FACT BOOK 11 OVERVIEW MARKETS OPERATIONS FINANCIALS Coal Forest Products Metals and Minerals Market Overview Intermodal Automotive Supply Chain Solutions Grain and Fertilizers Petroleum and Chemicals 1 2

Market Overview | Petroleum and Chemicals | **Metals and Minerals** | Forest Products | Coal | Grain and Fertilizers | Intermodal | Automotive | Supply Chain Solutions

1 2

METALS AND MINERALS

CONNECTING PRODUCERS WITH THEIR END MARKETS

OVERVIEW | MARKETS | OPERATIONS | FINANCIALS

BUSINESS UNIT OVERVIEW AND MARKET DRIVERS

KEY FACTS

- Serving 10 aluminum smelters, more than any other railroad in North America
- Supporting customer growth as one of the top movers of aluminum, iron ore and base metal ore
- Reaching all top shale plays in Canada, including the Western Canada Sedimentary Basin, and providing unique network access to emerging mining opportunities
- Offering single-line access from Wisconsin frac sand producers to Western Canada's Montney Formation drilling region

COMMODITIES

METALS AND MINERALS

- Steel, non-ferrous ore and base metals such as aluminum, spodumene (raw lithium), copper, nickel and zinc
- Construction materials, machinery, railway equipment, large loads

ENERGY MATERIALS

- Frac sand and pipe

IRON ORE

- Crude ore, iron ore pellets, chips and fines, blast furnace trim

MARKET DRIVERS

- Oil and gas production
- Manufacturing production (e.g., automobiles, railcars, heavy equipment, aerospace)
- Non-residential construction activity
- Large infrastructure projects
- Global demand for ores and metals
- Consumer goods production
- Trade and tariff policy

2024 COMMODITY BREAKDOWN
(% of revenues)


27% Metals
25% Minerals
28% Energy Materials
20% Iron Ore

$2,048M

2024 REVENUES

AVERAGE LENGTH OF HAUL (2024) ~360 miles


REVENUES
($ millions)
1,409
1,548
1,911
2,048
2,048
2020 2021 2022 2023 2024
CARLOADS
(thousands)
935
969
956
1,002
974
2020 2021 2022 2023 2024
REVENUE TON MILES (RTMs)
(millions)
21,561
26,743
27,606
28,444
28,829
2020 2021 2022 2023 2024
FREIGHT REVENUE PER RTM
(cents)
6.53
5.79
6.92
7.20
7.10
2020 2021 2022 2023 2024

CAGR (2024 vs. 2020)

Revenues	Carloads	RTMs	Freight revenue per RTM
+10%	+1%	+8%	+2%

CN | 2025 INVESTOR FACT BOOK 12

Market Overview | Petroleum and Chemicals | **Metals and Minerals** | Forest Products | Coal | Grain and Fertilizers | Intermodal | Automotive | Supply Chain Solutions

1 2

METALS AND MINERALS

Supply Chain at a Glance

PROVIDING ACCESS AND OPTIONS FOR GROWTH

KEY ADVANTAGES

- CN's rail network reaches deep into mining regions rich in metals, minerals, iron ore and frac sand, as well as key aluminum- and steel-producing areas.
- Our strong origin franchise and access to end markets makes CN among the top transporters of aluminum and iron ore in North America.
- CN owns and operates a fully integrated supply chain that transports iron ore commodities directly from mines to mills via rail and the Great Lakes Fleet.
- CN's large rail fleet is as varied as our customers' needs – from covered and open coil gondolas to bulkhead flatcars accommodating loads of up to 110 tons.

Varied fleet

OF RAILCARS TO SUPPORT OUR CUSTOMERS NEEDS

14 distribution centres

STRATEGICALLY LOCATED AT KEY SITES ACROSS OUR NETWORK



MOVING MORE FRAC SAND VOLUME INTO NORTHERN BC
Fort Nelson
Prince Rupert
Chetwynd
Dawson Creek
Tumbler Ridge
Grande Prairie
Prince George
Edmonton
Vancouver
Kamloops
Calgary
Saskatoon
Shale play
CN unit train facility
Kitimat
North Vancouver
Surrey
Fort McMurray
Scotford
Bienfait
Winnipeg
Thunder Bay
Two Harbors
Duluth
Sault Ste. Marie
Escanaba
Chippewa Falls
Minneapolis/St. Paul
Arcadia
Toronto
Hamilton
Detroit
Flat Rock
Toledo
Conneaut
Pittsburgh
Joliet
Chicago
Decatur
Memphis
Jackson
Mobile
New Orleans
Sept-Îles
Baie-Comeau
Saguenay
Quebec
Montreal
Moncton
Saint John
Halifax
CN'S METALS AND MINERALS SUPPLY CHAIN
Metals
Minerals
Energy materials
Iron ore
Aluminum smelters
CN metals distribution centres
CN iron ore docks
Ports served by CN

For more information, please visit: www.cn.ca/your-industry/metals-minerals



SPOTLIGHT

Enabling Frac Sand Growth in Northeast British Columbia

In Northeast British Columbia, growing natural gas drilling activity has driven up demand for frac sand—a critical material for energy companies. Wisconsin's high-quality sand is especially sought after, and CN plays a pivotal role in transporting it, providing direct single-line access from the mine to the heart of the Montney Formation.

CN's strategic investments are increasing capacity, supporting new terminal development, and supporting market expansion. As of Q1 2025, CN serves two unit-train facilities, with additional terminals in development.

PICTURED:
Wisconsin Northern White frac sand being loaded and transported to energy markets.

OVERVIEW
MARKETS
OPERATIONS
FINANCIALS

CN | 2025 INVESTOR FACT BOOK

13

Market Overview | Petroleum and Chemicals | Metals and Minerals | Forest Products | Coal | Grain and Fertilizers | Intermodal | Automotive | Supply Chain Solutions
1 2
OVERVIEW | MARKETS | OPERATIONS | FINANCIALS

FOREST PRODUCTS

ROOTED IN DELIVERING SERVICE EXCELLENCE

BUSINESS UNIT OVERVIEW AND MARKET DRIVERS

KEY FACTS

- Moving more forest products than any other rail carrier in North America
- Supporting customer demand with an upgraded fleet of ~19,500 premium cars, including centrebeams and box cars for lumber, panels, pulp and paper

COMMODITIES

LUMBER AND PANELS

- Lumber, oriented strand board (OSB) panels, plywood, siding, engineered wood products, timber mats

PULP AND PAPER

- Woodpulp, newsprint, printing paper, paperboard, containerboard, logs, wood chips, wood pellets

MARKET DRIVERS

LUMBER AND PANELS

- Residential construction, repairs and remodelling, industrial activity
- Trade and tariff policy

PULP AND PAPER

- Global consumption of pulp, paper, tissue and packaging; coal substitution for offshore power generation
- Trade and tariff policy

2024 COMMODITY BREAKDOWN
(% of revenues)


53% Lumber and Panels
47% Pulp and Paper

$1,931M
2024 REVENUES

AVERAGE LENGTH OF HAUL (2024) **~840 miles**

REVENUES
($ millions)


1,700
1,740
2,006
1,943
1,931
2020
2021
2022
2023
2024

CARLOADS
(thousands)


342
339
330
309
299
2020
2021
2022
2023
2024

REVENUE TON MILES (RTMs)
(millions)


25,602
25,948
25,020
23,141
22,111
2020
2021
2022
2023
2024

FREIGHT REVENUE PER RTM
(cents)


6.64
6.71
8.02
8.40
8.73
2020
2021
2022
2023
2024

CAGR (2024 vs. 2020)

Revenues	Carloads	Revenue Ton Miles (RTMs)	Freight Revenue per RTM
+3%	–3%	–4%	+7%

CN | 2025 INVESTOR FACT BOOK 14

Market Overview | Petroleum and Chemicals | Metals and Minerals | Forest Products | Coal | Grain and Fertilizers | Intermodal | Automotive | Supply Chain Solutions
1 2
OVERVIEW | MARKETS | OPERATIONS | FINANCIALS

FOREST PRODUCTS

Supply Chain at a Glance

SUPPORTING OUR CUSTOMERS IN EVOLVING MARKETS

KEY ADVANTAGES

- CN's network reaches Canadian and U.S. fibre-rich producing regions to move forest products across North America and access overseas markets.
- CN operates North America's largest forest products railcar fleet to reliably handle customer needs and an evolving market.
- Our direct access to two West Coast ports provides capacity and efficiency advantages in shipping to Asia.
- CN is positioned to meet market demand for growth products such as wood pellets, engineered wood siding, containerboard and tissue paper.

~9,100 centrebeams

CN MAINTAINS THE INDUSTRY'S LARGEST FLEET TO MEET EVOLVING DEMAND

13 distribution centres

STRATEGICALLY LOCATED IN KEY LOCATIONS ACROSS OUR NETWORK


Prince Rupert
Prince George
Edmonton
Edson
North Battleford
Vancouver
Surrey
Calgary
Saskatoon
Winnipeg
Atikokan
Thunder Bay
Quebec
Montreal
Moncton
Saint John
Halifax
Toronto
Detroit
Chicago
Memphis
Mobile
New Orleans
CN'S FOREST PRODUCTS SUPPLY CHAIN
Lumber and panels
Pulp and paper
Wood pellets
CN forest products distribution centres
Wood pellet producers
Ports served by CN

For more information, please visit:
www.cn.ca/your-industry/forest-products



SPOTLIGHT

Invested in Our Forest Products Customers

CN continues its strong partnership with our forest products customers, helping them to reach existing and new markets for lumber, panels, paper, woodpulp and other goods. Aligned with a long-term commitment to support growth and efficiencies within this sector, CN has continued to invest in railcar equipment. For example, more than 1,600 high-capacity box cars have been acquired in recent years to complement our existing fleet of premium cars. CN uniquely serves forest-rich and remote regions in Northern Canada, including in British Columbia, Alberta and Quebec. 13 forest products distribution centres are located in key locations across the network enabling non-rail-served customers to benefit from CN's reliable and cost-effective service.

PICTURED:
Moving forest products to market, Clinton, BC
Photo by CN Employee **Michael Thomas**

CN | 2025 INVESTOR FACT BOOK
15

Market Overview | Petroleum and Chemicals | Metals and Minerals | Forest Products | Coal | Grain and Fertilizers | Intermodal | Automotive | Supply Chain Solutions
1 2

COAL

PROVIDING DIRECT ACCESS TO KEY MARKETS

BUSINESS UNIT OVERVIEW AND MARKET DRIVERS

KEY FACTS

- Moving a diversified coal portfolio with 45% thermal coal, 43% metallurgical coal, and petroleum coke comprising the remaining 12%
- Facilitating Canadian coal exports, namely metallurgical coal destined for steelmaking plants in Asia
- Supporting global supply chains as the only Canadian railway in North America with direct access to coal export terminals on Canada's West Coast and the U.S. Gulf Coast

COMMODITIES

- Grades of bituminous coal from thermal to metallurgical
- Metallurgical coke
- Petroleum coke

MARKET DRIVERS

- Weather
- Environmental regulations
- Global supply/demand conditions
- North American and global demand for energy and steel
- North American and European natural gas prices

2024 COMMODITY BREAKDOWN
(% of revenues)


52% Canadian Coal – Export
23% Petroleum Coke
13% U.S. Coal – Export
12% U.S. Coal – Domestic

$929M

2024 REVENUES

AVERAGE LENGTH OF HAUL (2024) ~390 miles

REVENUES
($ millions)


527
618
937
1,017
929
2020
2021
2022
2023
2024

CARLOADS
(thousands)


289
379
503
511
456
2020
2021
2022
2023
2024

REVENUE TON MILES (RTMs)
(millions)


16,173
18,471
22,679
22,682
20,165
2020
2021
2022
2023
2024

FREIGHT REVENUE PER RTM
(cents)


3.26
3.35
4.13
4.48
4.61
2020
2021
2022
2023
2024

CAGR (2024 vs. 2020)

Revenues	Carloads	RTMs	Freight Revenue per RTM
+15%	+12%	+6%	+9%

OVERVIEW
MARKETS
OPERATIONS
FINANCIALS

CN | 2025 INVESTOR FACT BOOK
16

Market Overview | Petroleum and Chemicals | Metals and Minerals | Forest Products | **Coal** | Grain and Fertilizers | Intermodal | Automotive | Supply Chain Solutions
1 2

COAL

Supply Chain at a Glance

ENABLING EXPORT AND DOMESTIC COAL SUPPLY CHAINS

KEY ADVANTAGES

- CN is the only railway to serve all three Canadian coal export terminals on the West Coast: Westshore, Neptune and Trigon.
- CN provides single-line access from coal mines in the U.S. Midwest to domestic power plants and export terminals on the Gulf Coast.
- Our dedicated Bulk Operations service group supports efficient customer shipments by working with all supply chain partners to manage inventories at mines and terminals, including coordination to meet vessel schedules.

~2 days faster to Asia

TIME-SAVING ADVANTAGE WITH CN'S EXCLUSIVE RAIL ACCESS TO TRIGON AT THE PORT OF PRINCE RUPERT

6 export terminals

CN'S ACCESS TO HIGH-CAPACITY EXPORT TERMINALS (4 IN CANADA AND 2 IN THE U.S.) CREATES DIRECT LINKS FOR OUR CUSTOMERS


CN'S COAL SUPPLY CHAIN
Canadian coal
U.S. coal
Petroleum coke
Ports served by CN
Coal mines
Petroleum coke sourcing
Barge transload terminals
Export terminals
Prince Rupert
Prince George
Fort McMurray
Edmonton
Lloydminster
Saskatoon
Kamloops
Vancouver
Calgary
Regina
Winnipeg
Thunder Bay
Quebec
Montreal
Moncton
Saint John
Halifax
Toronto
Sarnia
Detroit
East Dubuque
Joliet
Chicago
East St. Louis
Calvert City
Mound City
Chiles
Memphis
Mobile
Baton Rouge
New Orleans

For more information, please visit: www.cn.ca/your-industry/coal



SPOTLIGHT

Delivering Supply Chain Advantage for Canadian Coal Exports

Metallurgical coal mines in Canada, primarily located in British Columbia and Alberta, provide coke – an essential input in the production of steel. In recent years, market conditions have improved with more favorable metallurgical coal prices and growing export demand for Canada's high-quality, low-sulfur product, notably to supply Asian steelmaking plants. CN's network offers a competitive advantage for producers with time-saving and cost-efficient services to transport the metallurgical coal from mines to export terminals on Canada's West Coast, which has the closest access to the Asian market. In Northeast British Columbia, for example, the recent reactivation of the Quintette steelmaking coal mine is responding to market needs, with shipments underway and CN providing a strategic supply chain link.

PICTURED:
Trigon Pacific Terminals' coal export facility in Prince Rupert, BC

OVERVIEW | MARKETS | OPERATIONS | FINANCIALS

CN | 2025 INVESTOR FACT BOOK 17

Market Overview | Petroleum and Chemicals | Metals and Minerals | Forest Products | Coal | Grain and Fertilizers | Intermodal | Automotive | Supply Chain Solutions
1 2
OVERVIEW | MARKETS | OPERATIONS | FINANCIALS

GRAIN AND FERTILIZERS

EMPOWERING OUR CUSTOMERS TO FEED THE WORLD

BUSINESS UNIT OVERVIEW AND MARKET DRIVERS

KEY FACTS

- Moving Western Canadian grain for export via three ports: Vancouver, Prince Rupert and Thunder Bay
- Serving the U.S. grain market from the Midwest to the Gulf Coast
- Transporting fertilizer throughout North America and to/from ports on Canada's West and East Coasts

COMMODITIES

GRAIN

- Wheat, canola, peas, oats, barley, corn, soybeans, ethanol, distiller's dried grains, canola and soybean meal and oil, other oils and fats, malt

FERTILIZER

- Potash, ammonia nitrate, urea, phosphate fertilizers, anhydrous ammonia, ammonium sulphate, liquid fertilizers

MARKET DRIVERS

GRAIN

- Weather conditions, seeded and harvested acreage, mix of grain crops and crop yield, size and quality of individual crops
- International market conditions, foreign government policy

FERTILIZER

- Input prices, demand, government policies, international competition

2024 COMMODITY BREAKDOWN
(% of revenues)



- 42% Canadian Grain – Regulated
- 12% Canadian Grain – Commercial
- 17% U.S. Grain – Domestic
- 7% U.S. Grain – Exports
- 13% Fertilizers – Potash
- 9% Fertilizers – Other

$3,422M

2024 REVENUES

AVERAGE LENGTH OF HAUL (2024) ~900 miles

REVENUES
($ millions)


2,609
2,475
2,783
3,265
3,422
2020
2021
2022
2023
2024

CARLOADS
(thousands)


663
628
614
670
690
2020
2021
2022
2023
2024

REVENUE TON MILES (RTMs)
(millions)


61,736
58,733
55,359
63,479
64,594
2020
2021
2022
2023
2024

FREIGHT REVENUE PER RTM
(cents)


4.23
4.21
5.03
5.14
5.30
2020
2021
2022
2023
2024

CAGR (2024 vs. 2020)

Revenues	Carloads	RTMs	Freight Revenue per RTM
+7%	+1%	+1%	+6%

CN | 2025 INVESTOR FACT BOOK 18

Market Overview | Petroleum and Chemicals | Metals and Minerals | Forest Products | Coal | **Grain and Fertilizers** | Intermodal | Automotive | Supply Chain Solutions
1 2
OVERVIEW | MARKETS | OPERATIONS | FINANCIALS

GRAIN AND FERTILIZERS

Supply Chain at a Glance

PARTNERING TO DELIVER END-TO-END SERVICES

KEY ADVANTAGES

- CN's network investments are supporting increased capacity and fluidity in key corridors, including sidings up to 12,000 feet long in Western Canada.
- Strategically located stuffing facilities along CN's network load grain products into intermodal containers ready for export shipment.
- CN's access to ports on three coasts and the Great Lakes helps customers meet demand in key markets in Asia and Latin America.
- CN supports North America's growing renewable fuels market by transporting seed to crush plants, feedstocks to refineries, and renewable fuels to end markets.

4,150 high-efficiency hopper cars

NEW HOPPER CARS HANDLE UP TO 40% MORE GRAIN PER TRAIN

70% of high-throughput grain elevators

BUILT IN WESTERN CANADA SINCE 2015 ARE EXCLUSIVELY ON CN'S NETWORK


NEW HIGH-THROUGHPUT ELEVATORS BUILT ON CN LINE
Richardson
Viterra
G3
Ray-Mont Logistics
Richardson
G3
GrainsConnect, Viterra
G3
GrainsConnect
DG Global
GrainsConnect
G3
P&H
G3
Viterra
G3
Viterra
Richardson
P&H
G3
P&H
G3
Viterra
AGT Foods
Fraser Grain Terminal, G3 Vancouver, Fibreco
Completed new grain elevators
Waterfront export facilities
Prince Rupert
Edmonton
Saskatoon
Vancouver
Calgary
Winnipeg
Thunder Bay
Quebec
Moncton
Halifax
Saint John
Montreal
Toronto
Detroit
Chicago
Memphis
Mobile
New Orleans
CN'S GRAIN AND FERTILIZERS SUPPLY CHAIN
Canadian grain
U.S. grain
Fertilizers – potash
Fertilizers – other
Ports served by CN

For more information, please visit: www.cn.ca/your-industry/grain and www.cn.ca/your-industry/fertilizer



SPOTLIGHT

Growing Our Network for Agribusiness

CN's acquisition of Iowa Northern Railway (IANR) and its 175 route miles represents an opportunity to support agribusiness in Iowa while extending our reach to further serve customers and enable incremental growth. The combined CN-IANR offers a single-line service to better connect U.S. Midwest agricultural and industrial markets – including grain, fertilizer and renewable fuels – to the rest of CN's North American network. Customers, farmers and local businesses along the IANR network will benefit from new options to respond to the current needs and accelerate growth in new markets, while preserving access to their existing carriers. IANR also builds the density of our Southern U.S. network, yielding growth opportunities for bulk grain and processed grain products.

PICTURED:
Grain train, Iowa Northern Railway, Greene, IA

CN | 2025 INVESTOR FACT BOOK 19

Market Overview | Petroleum and Chemicals | Metals and Minerals | Forest Products | Coal | Grain and Fertilizers | **Intermodal** | Automotive | Supply Chain Solutions
1 2

INTERMODAL

TRI-COASTAL SOLUTIONS FOR A DYNAMIC GLOBAL MARKET

OVERVIEW
MARKETS
OPERATIONS
FINANCIALS

BUSINESS UNIT OVERVIEW AND MARKET DRIVERS

KEY FACTS

- Executing supply chain collaboration agreements with key ports
- Offering one of Canada's largest reefer fleets with CargoCool®, CN's temperature-controlled transport business
- Delivering flexible first-mile to last-mile options with CNTL, one of Canada's largest trucking companies, and CN-owned TransX
- Expanding reach and capacity with full membership in the Equipment Management Pool (EMP), with a supply of ~40,000 containers
- Supporting customers with a dedicated Customer Experience Team

COMMODITIES

INTERNATIONAL

- Ocean-borne import and export dry and temperature-controlled containerized traffic

DOMESTIC

- Consumer products for large retailers
- Raw materials, manufactured goods and consumer products for wholesale trucking and logistics clients
- International to domestic container transload conversion options for shippers

MARKET DRIVERS

INTERNATIONAL

- North American economic and trade conditions
- Global trade patterns

DOMESTIC

- North American economy and consumer spending
- North American industrial production

2024 COMMODITY BREAKDOWN
(% of revenues)


64% International
36% Domestic

$3,757M

2024 REVENUES


REVENUES
($ millions)
3,751
4,115
4,906
3,823
3,757
2020 2021 2022 2023 2024
CARLOADS
(thousands)
2,582
2,611
2,450
2,078
2,115
2020 2021 2022 2023 2024
REVENUE TON MILES (RTMs)
(millions)
59,165
58,412
56,029
47,886
50,190
2020 2021 2022 2023 2024
FREIGHT REVENUE PER RTM
(cents)
6.34
7.04
8.76
7.98
7.49
2020 2021 2022 2023 2024

CAGR (2024 vs. 2020)

Revenues	Carloads	RTMs	Freight revenue per RTM
0%	–5%	–4%	+4%

AVERAGE LENGTH OF HAUL (2024) ~1,820 miles

CN | 2025 INVESTOR FACT BOOK
20

Joliet Jackson MEXICO Arcadia Chippewa Falls Indianapolis Prince George Regina Saskatoon Halifax Chicago Detroit Mobile Toronto Montreal Memphis Moncton New Orleans Edmonton Calgary Winnipeg Prince Rupert Vancouver Saint John Supply Chain at a Glance OFFERING SEAMLESS GLOBAL AND DOMESTIC TRADE CONNECTIONS International Domestic Intermodal ports served by CN P Intermodal terminals P Logistics parks CN’S INTERMODAL SUPPLY CHAIN ~10,500 containers INCLUDING DOMESTIC AND CARGOCOOL® CONTAINERS, SUPPORTING CAPACITY AND GROWTH ~9,600 chassis ENABLE EFFICIENT AND FLEXIBLE DELIVERY TO END MARKETS CN facilitates seamless global trade connections with 21 intermodal terminals located near ports and large urban centres. CN’s intermodal service allows our customers to benefit from the lower cost, reduced emissions and higher cargo payloads of shipping by rail. With TransX and CNTL, CN pairs the efficiency of rail with the added flexibility of trucking to better serve our local and non-rail-served customers. CN provides access to ports with available import/export capacity and shorter transit times to/from Asia, the Indian subcontinent, Europe, the Middle East, Africa and South America. For more information, please visit: www.cn.ca/your-industry/consumer-goods and www.cn.ca/your-industry/temperature-controlled-cargo KEY ADVANTAGES PICTURED: Fairview Container Terminal, Port of Prince Rupert, BC SPOTLIGHT Prince Rupert: Strengthening Supply Chain Options CN’s intermodal solutions help customers reach markets across North America. With its tri-coastal network, CN has access to major gateways on the East, West and Gulf coasts, including the Port of Prince Rupert. CN’s exclusive, on-dock rail access to Prince Rupert directly connects customers to our North American network, offering the only single-line rail service from Canada’s West Coast to Detroit and Memphis. Recent expansions at the Fairview Container Terminal are increasing Prince Rupert’s capacity to 1.6 million TEUs, boosting the port’s ability to handle growing trade volumes. New projects – including the IntermodeX logistics centre and CANXPORT transloading facility – will make Prince Rupert even more attractive by providing additional transloading capacity for overseas customers to improve their round trip economics. MEXICO Chippawa Falls Regina Arcadia New York Cincinnati Indianapolis Columbus Cleveland Philadelphia Wilmington Montreal Prince George Vancouver Halifax Moncton Saskatoon Chicago Edmonton Toronto Detroit Atlanta Kansas City Winnipeg Monterrey Silao Calgary EXPANDING ACCESS THROUGH INTERLINE PARTNERSHIPS CN line Shortline partners Union Pacific Ferromex Norfolk Southern CSX Interline partnership destinations INTERMODAL | 2025 INVESTOR FACT BOOK 21 OVERVIEW MARKETS OPERATIONS FINANCIALS Coal Forest Products Metals and Minerals Petroleum and Chemicals Market Overview Automotive Supply Chain Solutions Grain and Fertilizers Intermodal 1 2

Market Overview | Petroleum and Chemicals | Metals and Minerals | Forest Products | Coal | Grain and Fertilizers | Intermodal | Automotive | Supply Chain Solutions
1 2

AUTOMOTIVE

RELIABLE SERVICE WITH A FOCUS ON DYNAMIC SOLUTIONS

BUSINESS UNIT OVERVIEW AND MARKET DRIVERS

KEY FACTS

- Handling more than two million finished vehicles annually
- Operating 18 automotive compounds accessing 12 North American vehicle assembly plants
- Serving the industry with ~5,000 multi-level railcars
- Enabling connections at three ports for finished vehicles in Vancouver, Halifax and Mobile
- Handling containerized auto parts at six ports: Vancouver, Prince Rupert, Saint John, Montreal, Halifax and Mobile

COMMODITIES

- Finished vehicles
- Auto parts

MARKET DRIVERS

- Global and North American automotive production and sales
- Consumer confidence and disposable income
- Average age of vehicles in North America
- Auto dealer inventory levels
- Price of fuel
- Zero-emission vehicle (ZEV) adoption and transition
- Trade and tariff policy

2024 COMMODITY BREAKDOWN
(% of revenues)


93% Finished Vehicles
7% Auto Parts

$894M

2024 REVENUES

AVERAGE LENGTH OF HAUL (2024) ~740 miles

REVENUES
($ millions)


591
576
797
945
894
2020
2021
2022
2023
2024

CARLOADS
(thousands)


187
179
208
232
208
2020
2021
2022
2023
2024

REVENUE TON MILES (RTMs)
(millions)


2,597
2,395
2,822
3,136
3,119
2020
2021
2022
2023
2024

FREIGHT REVENUE PER RTM
(cents)


22.76
24.05
28.24
30.13
28.66
2020
2021
2022
2023
2024

CAGR (2024 vs. 2020)

Revenues	Carloads	RTMs	Freight revenue per RTM
+11%	+3%	+5%	+6%

OVERVIEW
MARKETS
OPERATIONS
FINANCIALS

CN | 2025 INVESTOR FACT BOOK
22

Market Overview | Petroleum and Chemicals | Metals and Minerals | Forest Products | Coal | Grain and Fertilizers | Intermodal | **Automotive** | Supply Chain Solutions
1 2
OVERVIEW | MARKETS | OPERATIONS | FINANCIALS

AUTOMOTIVE

Supply Chain at a Glance

HELPING MOVE AN INTERCONNECTED AUTOMOTIVE SUPPLY CHAIN

KEY ADVANTAGES

- CN's three-coast network enables imports of finished vehicles and auto parts globally.
- CN manages the full automotive supply chain, including rail, truck, transload, customs, customer service and special vehicle processing requests.
- CN provides transportation solutions to support the zero-emission vehicle (ZEV) supply chain – from mines to battery packs to completed ZEV vehicles.
- Our intermodal service offers an efficient option for auto parts for domestic shippers and overseas suppliers.

18 automotive compounds

PROVIDE SAFE AND COST-EFFECTIVE TRANSPORT OF FINISHED VEHICLES AND AUTO PARTS ACROSS NORTH AMERICA

~5,000 railcar fleet

OF BI-LEVEL AND TRI-LEVEL AUTORACKS HELPS CN TRANSPORT SUVS AND OTHER FINISHED VEHICLES


1 Lansing GM
2 Flint Truck GM
3 GM Orion
4 Flat Rock Ford
5 Dearborn Truck Ford
6 Stellantis Toledo
7 Windsor Stellantis
8 Ingersoll GM
9 Brampton Stellantis
10 Oakville Ford
11 Oshawa GM
12 Honda Alliston
Port Huron
London
Sarnia
Detroit
Toronto
Milton
Chicago
Prince Rupert
Edmonton
Vancouver
Calgary
Saskatoon
Winnipeg
Thunder Bay
Quebec
Charny
Montreal
Moncton
Saint John
Halifax
St. John's
New Richmond
Windsor
Markham
Memphis
Jackson
Mobile
New Orleans
CN'S AUTOMOTIVE SUPPLY CHAIN
Finished vehicles
Auto parts
Intermodal auto parts
Automotive compounds
Assembly plants
Ports served by CN

For more information, please visit:
www.cn.ca/your-industry/automotive



SPOTLIGHT

Offering Flexible Options for Shifting Needs

CN plays a vital role in North America's automotive supply chain, serving 11 assembly plants across Michigan, Ontario and Mississippi. The Autoport-operated terminal in Halifax is the only facility in Eastern Canada with exclusive CN rail access, supporting vehicle imports from Asia, Europe and Mexico. On the West Coast, CN's access to the Port of Vancouver offers efficient connections to and from Asian markets. Inland, CN's distribution network includes key facilities like New Richmond, Wisconsin—an auto compound supporting finished vehicle movements across the U.S. Midwest through both single-line and interchange service. To support this evolving sector, CN has strengthened its capabilities through ongoing enhancements in infrastructure, rolling stock, and technology—building a resilient, scalable network aligned with shifting supply chain strategies.

PICTURED:
CN's Autoport, Port of Halifax, NS

CN | 2025 INVESTOR FACT BOOK
23

Market Overview | Petroleum and Chemicals | Metals and Minerals | Forest Products | Coal | Grain and Fertilizers | Intermodal | Automotive | Supply Chain Solutions

OVERVIEW | MARKETS | OPERATIONS | FINANCIALS

SUPPLY CHAIN SOLUTIONS

MEETING OUR CUSTOMERS' DIVERSE NEEDS

CN's Supply Chain Solutions go beyond rail to extend our market reach and enable our customers to benefit from rail transportation's cost and environmental benefits. We provide a range of services designed to offer operational flexibility and capacity to support the safe and efficient movement of goods to market.

We collaborate with customers to determine the right suite of services tailored to their business needs. CN works with our customers to identify, coordinate and execute cost-effective solutions to meet their current demands and be ready for future needs. Our services include: vessel and dock operations to support the iron ore supply chain; 18 auto compounds located across our North American rail network to receive, store, and facilitate distribution of finished vehicles to allow our customers to serve their local markets; an extensive network of strategically positioned distribution, transfer, warehousing and reload facilities to support broader market access and facilitate the use of rail transportation.

PICTURED:
CN's Great Lakes Fleet vessel *Presque Isle*, being loaded at Duluth, MI, ore dock. CN's iron ore operation is an example of our end-to-end supply chain mindset, transporting iron ore from mine to mill entirely on CN assets.

EXTENSIVE NETWORK OF SUPPLY CHAIN FACILITIES AND SERVICES



IRON ORE SUPPLY CHAIN

CN owns and operates a fully integrated supply chain that transports iron ore directly from mines to steel mills via rail and the Great Lakes Fleet.



DISTRIBUTION SERVICES

CN's network of distribution centres, bulk transfer facilities, CargoFlo® transload terminals and warehouses are strategically located to help our customers reach and grow their markets.



AUTOMOTIVE SUPPLY CHAIN

CN handles finished vehicles and auto parts from domestic manufacturers and through ports on three coasts to 18 auto compounds across our network for distribution to local dealers.



BUSINESS DEVELOPMENT

When companies seek to grow their business and connect to rail, CN's Business Development team offers solutions, including Certified Rail Ready Sites in strategic markets across our network.



CUSTOMS BROKERAGE

Our licensed customs brokers ensure our customers' shipments moving in/out of the U.S., Canada and Mexico are efficiently cleared and managed.



SUPPLY CHAIN SALES

We collaborate with our customers across North America to facilitate end-to-end supply chains that deliver essential goods businesses need to grow and meet marketplace demands.

For more information please visit: www.cn.ca/our-services

CN | 2025 INVESTOR FACT BOOK 24

OVERVIEW
MARKETS
OPERATIONS
FINANCIALS

OPERATIONS OVERVIEW

DELIVERING SERVICE EXCELLENCE

CN's focus on operational excellence is rooted in our commitment to customer service. Our scheduled operating model allows us to optimize our network, rolling stock and crews to match customer volumes, and we are deploying incremental capacity to support our customers' growth. Our Operations team structure complements our operating model and aligns the distinct capabilities required to develop the plan with the daily demands necessary to safely and efficiently execute it.

Our railroaders understand their role in executing the plan. They work together with a focus on delivering efficiency and reliability – helping to meet customer commitments and continually enhance service excellence.

Our operating plan also drives resiliency and our ability to manage supply chain disruptions. When these situations arise, we are agile and take the necessary steps to safely return to a scheduled operation.

Close collaboration across the entire organization to deliver safe, efficient and reliable transportation solutions for our customers.


WESTERN REGION
Prince Rupert
Edmonton
Saskatoon
Vancouver
Calgary
Winnipeg
Thunder Bay
Quebec
Moncton
Montreal
Saint John
Halifax
Toronto
Detroit
Chicago
EASTERN REGION
TRAFFIC DENSITY LEGEND
(GTMs per route mile)
70–100 million
50–70 million
30–50 million
10–30 million
Up to 10 million
Ports served by CN
Memphis
Mobile
New Orleans
SOUTHERN REGION

GTMs BY REGION

(% of 2024 total GTMs)

- **52%** Western Region
- **21%** Eastern Region
- **27%** Southern Region



458B

GROSS TON MILES

209 miles

CAR VELOCITY
(car miles per day)

7.0 hours

THROUGH DWELL
(entire railroad, hours)

For up-to-date weekly key operating metrics, please visit: www.cn.ca/investors/key-weekly-metrics

CN | 2025 INVESTOR FACT BOOK
25

FINANCIAL OVERVIEW DRIVING LONG-TERM SHAREHOLDER VALUE CREATION (1) These non-GAAP measures do not have any standardized meaning prescribed by GAAP and, therefore, may not be comparable to similar measures presented by other companies. See section entitled Non-GAAP Measures for an explanation of these non-GAAP measures. (2) Net of amounts reimbursed by customers. (3) Dividends and share repurchases are subject to Board approval. Bringing Top-Line Growth to the Bottom Line • Growing faster than the economy and pricing ahead of rail inflation • Incremental efficiency improvements Consistent Approach to Capital Allocation • Reinvesting in the business • Maintaining a strong balance sheet • Dividend growth in line with earnings growth over the long term(3) CN is dedicated to driving long-term shareholder value creation through profitable top-line growth, strong cash flow generation and a consistent capital allocation policy. We strategically invest in our network and infrastructure to enhance safety and efficiency, and grow capacity in line with our customers’ needs. We are focused on rewarding shareholders through dividend growth and executing on our annual share repurchase programs. In 2024, we delivered $7.01 diluted earnings per share (EPS), $7.10 in adjusted diluted EPS,(1) a return on invested capital (ROIC) of 12.9%,(1) and an adjusted ROIC of 13.1%.(1) Our $3.5 billion(2) strategic capital investment strengthened our network to further support customer service and be ready for future growth. With an efficient and resilient operating model, CN-specific growth opportunities and a strong leadership team to execute, we aim to deliver long-term shareholder value. Trimble, TN Photo by CN employee Eric Graf A DISCIPLINED EXECUTION OF OUR PLAN | 2025 INVESTOR FACT BOOK 26 OVERVIEW MARKETS OPERATIONS FINANCIALS Quarterly Consolidated Financial and Statistical Information Non-GAAP Measures Shareholder and Investor Information Financial Overview

Financial Overview | Quarterly Consolidated Financial and Statistical Information | Non-GAAP Measures | Shareholder and Investor Information
1 2 3 4 5

Quarterly Consolidated Statements of Income

Unaudited

($ millions, unless otherwise indicated)	2023 Q1	2023 Q2	2023 Q3	2023 Q4	2023 Year	2024 Q1	2024 Q2	2024 Q3	2024 Q4	2024 Year
REVENUES	4,313	4,057	3,987	4,471	16,828	4,249	4,329	4,110	4,358	17,046
OPERATING EXPENSES										
Labor and fringe benefits	812	747	773	818	3,150	894	850	795	883	3,422
Purchased services and material	593	571	534	556	2,254	571	578	566	598	2,313
Fuel	557	485	486	569	2,097	514	546	519	481	2,060
Depreciation and amortization	448	449	457	463	1,817	462	466	475	489	1,892
Equipment rents	90	83	89	97	359	99	102	93	98	392
Other	151	122	131	150	554	163	151	147	181	642
Loss on assets held for sale	–	–	–	–	–	–	78	–	–	78
Total operating expenses	2,651	2,457	2,470	2,653	10,231	2,703	2,771	2,595	2,730	10,799
Operating income	1,662	1,600	1,517	1,818	6,597	1,546	1,558	1,515	1,628	6,247
Interest expense	(165)	(173)	(185)	(199)	(722)	(210)	(220)	(230)	(231)	(891)
Other components of net periodic benefit income	119	120	121	119	479	113	114	114	113	454
Other income (loss)	1	1	(2)	134	134	2	32	10	(2)	42
Income before income taxes	1,617	1,548	1,451	1,872	6,488	1,451	1,484	1,409	1,508	5,852
Income tax recovery (expense)	(397)	(381)	(343)	258	(863)	(348)	(370)	(324)	(362)	(1,404)
Net income	1,220	1,167	1,108	2,130	5,625	1,103	1,114	1,085	1,146	4,448
Operating ratio	61.5%	60.6%	62.0%	59.3%	60.8%	63.6%	64.0%	63.1%	62.6%	63.4%
EARNINGS PER SHARE ($)										
Basic	1.83	1.76	1.69	3.30	8.55	1.72	1.75	1.72	1.82	7.02
Diluted	1.82	1.76	1.69	3.29	8.53	1.72	1.75	1.72	1.82	7.01
WEIGHTED AVERAGE NUMBER OF SHARES (millions)										
Basic	668.3	661.6	654.3	646.4	657.7	640.7	635.0	629.6	628.9	633.5
Diluted	669.9	663.1	655.6	647.6	659.1	641.9	636.2	630.5	629.5	634.5
Dividends declared per share ($)	0.7900	0.7900	0.7900	0.7900	3.1600	0.8450	0.8450	0.8450	0.8450	3.3800

For more information on our financial results, please visit www.cn.ca/investors/financial-results

OVERVIEW | MARKETS | OPERATIONS | FINANCIALS

CN | 2025 INVESTOR FACT BOOK 27

Quarterly Consolidated Balance Sheets Unaudited ($ millions) 2023 2024 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 ASSETS Current assets Cash and cash equivalents 484 539 491 475 412 335 273 389 Restricted cash and cash equivalents 453 451 451 449 449 449 425 12 Accounts receivable 1,385 1,223 1,284 1,300 1,313 1,223 1,243 1,164 Material and supplies 764 757 761 699 783 788 725 720 Other current assets 330 296 384 166 324 335 377 334 Total current assets 3,416 3,266 3,371 3,089 3,281 3,130 3,043 2,619 Properties 43,499 43,546 44,525 44,617 45,179 45,701 46,194 47,960 Operating lease right-of-use assets 443 416 432 424 392 379 372 485 Pension asset 3,139 3,245 3,350 3,140 3,247 3,358 3,467 4,541 Deferred income tax assets – – – 682 685 679 659 689 Intangible assets, goodwill and other 406 403 411 714 740 741 746 773 Total assets 50,903 50,876 52,089 52,666 53,524 53,988 54,481 57,067 Unaudited ($ millions) 2023 2024 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 LIABILITIES AND SHAREHOLDERS’ EQUITY Current liabilities Accounts payable and other 2,289 2,394 2,360 2,695 2,467 2,520 2,640 2,810 Current portion of long-term debt 2,325 1,107 2,296 2,340 3,007 2,410 2,079 1,166 Total current liabilities 4,614 3,501 4,656 5,035 5,474 4,930 4,719 3,976 Deferred income tax liabilities 9,858 9,910 10,134 10,066 10,183 10,291 10,398 10,874 Other liabilities and deferred credits 445 461 453 522 502 524 563 612 Pension and other postretirement benefits 484 480 480 495 493 491 487 483 Long-term debt 14,323 15,831 16,086 16,133 16,754 18,100 18,619 19,728 Operating lease liabilities 320 295 309 298 264 248 237 343 Total liabilities 30,044 30,478 32,118 32,549 33,670 34,584 35,023 36,016 SHAREHOLDERS’ EQUITY Common shares 3,589 3,573 3,533 3,512 3,510 3,484 3,477 3,474 Common shares in Share Trusts (141) (142) (143) (144) (128) (129) (128) (129) Additional paid-in capital 360 369 375 373 350 364 360 372 Accumulated other comprehensive loss (1,986) (2,079) (1,910) (2,279) (2,133) (2,064) (2,138) (1,020) Retained earnings 19,037 18,677 18,116 18,655 18,255 17,749 17,887 18,354 Total shareholders’ equity 20,859 20,398 19,971 20,117 19,854 19,404 19,458 21,051 Total liabilities and shareholders' equity 50,903 50,876 52,089 52,666 53,524 53,988 54,481 57,067 | 2025 INVESTOR FACT BOOK 28 OVERVIEW MARKETS OPERATIONS FINANCIALS 1 2 3 4 5 Financial Overview Shareholder and Non-GAAP Measures Investor Information Quarterly Consolidated Financial and Statistical Information

Financial Overview | Quarterly Consolidated Financial and Statistical Information | Non-GAAP Measures | Shareholder and Investor Information
1 2 3 4 5

Quarterly Consolidated Statements of Cash Flows

Unaudited

($ millions)					2023					2024
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
OPERATING ACTIVITIES										
Net income	1,220	1,167	1,108	2,130	**5,625**	1,103	1,114	1,085	1,146	**4,448**
Adjustments to reconcile net income to net cash provided by operating activities:										
Depreciation and amortization	448	449	457	463	**1,817**	462	466	475	489	**1,892**
Pension income and funding	(105)	(105)	(104)	(104)	**(418)**	(95)	(98)	(95)	(97)	**(385)**
Gain on disposal of property	–	–	–	(129)	**(129)**	–	–	–	–	**–**
Deferred income taxes	70	109	124	(591)	**(288)**	68	87	152	18	**325**
Loss on assets held for sale	–	–	–	–	**–**	–	78	–	–	**78**
Changes in operating assets and liabilities:										
Accounts receivable	(21)	165	(55)	(18)	**71**	(13)	91	(5)	132	**205**
Material and supplies	(73)	3	8	44	**(18)**	(79)	(3)	59	17	**(6)**
Accounts payable and other	(557)	105	(81)	342	**(191)**	(272)	(17)	1	181	**(107)**
Other current assets	(30)	51	(6)	70	**85**	(123)	30	70	23	**–**
Other operating activities, net	103	41	61	206	**411**	66	65	32	86	**249**
Net cash provided by operating activities	**1,055**	**1,985**	**1,512**	**2,413**	**6,965**	**1,117**	**1,813**	**1,774**	**1,995**	**6,699**
INVESTING ACTIVITIES										
Property additions	(461)	(875)	(917)	(934)	**(3,187)**	(576)	(853)	(1,176)	(944)	**(3,549)**
Proceeds from disposal of property	–	–	–	129	**129**	–	–	–	–	**–**
Business acquisitions and combinations	–	–	–	(390)	**(390)**	–	–	–	–	**–**
Other investing activities, net	(1)	(10)	(14)	5	**(20)**	(12)	(13)	(14)	(19)	**(58)**
Net cash used in investing activities	**(462)**	**(885)**	**(931)**	**(1,190)**	**(3,468)**	**(588)**	**(866)**	**(1,190)**	**(963)**	**(3,607)**

OVERVIEW
MARKETS
OPERATIONS
FINANCIALS

CN | 2025 INVESTOR FACT BOOK
29

Financial Overview | Quarterly Consolidated Financial and Statistical Information | Non-GAAP Measures | Shareholder and Investor Information
1 2 3 4 5

Quarterly Consolidated Statements of Cash Flows (cont.)

Unaudited

($ millions)					2023					2024
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
FINANCING ACTIVITIES										
Issuance of debt	–	1,730	–	824	**2,554**	861	1,245	1,011	366	**3,483**
Repayment of debt	(12)	(215)	(11)	(12)	**(250)**	(374)	(137)	(17)	(510)	**(1,038)**
Change in commercial paper, net	1,228	(989)	1,073	(404)	**908**	458	(539)	(675)	(625)	**(1,381)**
Settlement of foreign exchange forward contracts on debt	10	(12)	23	17	**38**	(19)	32	(15)	122	**120**
Issuance of common shares for stock options exercised	13	18	2	16	**49**	24	8	6	3	**41**
Withholding taxes remitted on the net settlement of equity settled awards	(35)	(2)	(1)	(13)	**(51)**	(48)	(3)	(1)	–	**(52)**
Repurchase of common shares	(1,160)	(1,045)	(1,194)	(1,152)	**(4,551)**	(926)	(1,086)	(438)	(150)	**(2,600)**
Purchase of common shares for settlement of equity settled awards	(1)	(2)	(1)	–	**(4)**	(1)	(3)	(1)	–	**(5)**
Purchase of common shares by Share Trusts	(7)	(7)	(7)	(7)	**(28)**	(28)	(7)	(7)	(8)	**(50)**
Dividends paid	(526)	(521)	(515)	(509)	**(2,071)**	(540)	(535)	(532)	(531)	**(2,138)**
Net cash used in financing activities	**(490)**	**(1,045)**	**(631)**	**(1,240)**	**(3,406)**	**(593)**	**(1,025)**	**(669)**	**(1,333)**	**(3,620)**
Effect of foreign exchange fluctuations on cash, cash equivalents, restricted cash, and restricted cash equivalents	–	(2)	2	(1)	**(1)**	1	1	(1)	4	**5**
Net increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	**103**	**53**	**(48)**	**(18)**	**90**	**(63)**	**(77)**	**(86)**	**(297)**	**(523)**
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	834	937	990	942	**834**	924	861	784	698	**924**
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	**937**	**990**	**942**	**924**	**924**	**861**	**784**	**698**	**401**	**401**
Cash and cash equivalents, end of period	484	539	491	475	**475**	412	335	273	389	**389**
Restricted cash and cash equivalents, end of period	453	451	451	449	**449**	449	449	425	12	**12**
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	**937**	**990**	**942**	**924**	**924**	**861**	**784**	**698**	**401**	**401**
SUPPLEMENTAL CASH FLOW INFORMATION										
Interest paid	(251)	(115)	(256)	(154)	**(776)**	(263)	(188)	(265)	(210)	**(926)**
Income taxes paid	(424)	(284)	(279)	(210)	**(1,197)**	(370)	(301)	(262)	(288)	**(1,221)**

OVERVIEW MARKETS OPERATIONS FINANCIALS

CN | 2025 INVESTOR FACT BOOK 30

Financial Overview | Quarterly Consolidated Financial and Statistical Information | Non-GAAP Measures | Shareholder and Investor Information
1 2 3 4 5

Quarterly Financial and Statistical Data

Unaudited

	2023					2024				
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
REVENUES ($ millions)										
Petroleum and chemicals	828	748	758	861	**3,195**	857	850	839	868	**3,414**
Metals and minerals	529	497	515	507	**2,048**	530	528	502	488	**2,048**
Forest products	511	480	466	486	**1,943**	494	501	467	469	**1,931**
Coal	263	263	242	249	**1,017**	221	241	229	238	**929**
Grain and fertilizers	861	688	722	994	**3,265**	860	738	786	1,038	**3,422**
Intermodal	1,012	983	880	948	**3,823**	959	1,040	882	876	**3,757**
Automotive	215	235	237	258	**945**	216	255	217	206	**894**
Total freight revenues	**4,219**	**3,894**	**3,820**	**4,303**	**16,236**	**4,137**	**4,153**	**3,922**	**4,183**	**16,395**
Other revenues	94	163	167	168	**592**	112	176	188	175	**651**
Total revenues	**4,313**	**4,057**	**3,987**	**4,471**	**16,828**	**4,249**	**4,329**	**4,110**	**4,358**	**17,046**
STATISTICAL OPERATING DATA										
Gross ton miles (GTMs) (millions)	115,442	109,693	108,221	118,687	**452,043**	115,627	117,852	110,555	113,660	**457,694**
Revenue ton miles (RTMs) (millions)	59,961	55,877	55,640	61,136	**232,614**	59,749	59,936	56,548	59,305	**235,538**
Carloads (thousands)	1,353	1,369	1,326	1,388	**5,436**	1,343	1,419	1,304	1,324	**5,390**
Route miles (includes Canada and the U.S.)	18,600	18,600	18,600	18,800	**18,800**	18,800	18,800	18,800	18,800	**18,800**
Employees (end of period)	24,718	25,178	25,101	24,987	**24,987**	25,179	25,656	25,428	24,671	**24,671**
Employees (average for the period)	24,403	25,005	25,168	25,102	**24,920**	25,191	25,570	25,593	24,862	**25,304**
KEY OPERATING MEASURES										
Freight revenue per RTM (cents)	7.04	6.97	6.87	7.04	**6.98**	6.92	6.93	6.94	7.05	**6.96**
Freight revenue per carload ($)	3,118	2,844	2,881	3,100	**2,987**	3,080	2,927	3,008	3,159	**3,042**
GTMs per average number of employees (thousands)	4,731	4,387	4,300	4,728	**18,140**	4,590	4,609	4,320	4,572	**18,088**
Operating expenses per GTM (cents)	2.30	2.24	2.28	2.24	**2.26**	2.34	2.35	2.35	2.40	**2.36**
Labor and fringe benefits expense per GTM (cents)	0.70	0.68	0.71	0.69	**0.70**	0.77	0.72	0.72	0.78	**0.75**
Diesel fuel consumed (US gallons in millions)	104.1	97.4	90.0	103.7	**395.2**	103.6	103.0	94.4	100.1	**401.1**
Average fuel price ($/US gallon)	4.79	4.24	4.66	4.76	**4.62**	4.50	4.57	4.43	4.15	**4.41**
Fuel efficiency (US gallons of locomotive fuel consumed per 1,000 GTMs)	0.902	0.888	0.832	0.874	**0.874**	0.896	0.874	0.854	0.881	**0.876**
SAFETY INDICATORS[1]										
Injury frequency rate (per 200,000 person-hours)	0.98	1.04	1.08	0.83	**0.98**	1.20	1.17	1.04	1.12	**1.06**
Accident rate (per million train miles)	1.53	1.98	2.10	1.62	**1.80**	1.68	1.54	1.46	1.75	**1.66**

(1) Based on Federal Railroad Administration (FRA) reporting criteria.

Statistical operating data, key operating measures and safety indicators are unaudited and based on estimated data available at such time and are subject to change as more complete information becomes available. Definitions of these indicators are provided on our website, www.cn.ca/glossary.

OVERVIEW
MARKETS
OPERATIONS
FINANCIALS

CN | 2025 INVESTOR FACT BOOK
31

Non-GAAP Measures PICTURED: Aberdeen, SK Photo by CN employee Steven Holschen CN reports its financial results in accordance with United States generally accepted accounting principles (GAAP). CN may also use non-GAAP measures in this CN 2025 Investor Fact Book that do not have any standardized meaning prescribed by GAAP. These non-GAAP measures may not be comparable to similar measures presented by other companies. Adjusted Performance Measures Adjusted net income, adjusted diluted earnings per share, adjusted operating income, adjusted operating expenses and adjusted operating ratio are non-GAAP measures that are used to set performance goals and to measure CN’s performance and may include the following adjustments: i. operating expense adjustments: workforce reduction program, depreciation expense on the deployment of a replacement system, advisory fees related to shareholder matters, losses and recoveries from assets held for sale, business acquisition-related costs; ii. non-operating expense adjustments: business acquisition-related financing fees, merger termination income, gains and losses on disposal of property; and iii. the effect of changes in tax laws including rate enactments and changes in tax positions affecting prior years. | 2025 INVESTOR FACT BOOK 32 OVERVIEW MARKETS OPERATIONS FINANCIALS 1 2 3 4 5 6 7 8 Quarterly Consolidated Financial and Statistical Information Financial Overview Shareholder and Non-GAAP Measures Investor Information

Financial Overview | Quarterly Consolidated Financial and Statistical Information | Non-GAAP Measures | Shareholder and Investor Information
1 2 3 4 5 6 7 8

Non-GAAP Measures (cont.)

OVERVIEW MARKETS OPERATIONS FINANCIALS

ADJUSTED NET INCOME AND EARNINGS PER SHARE

Adjusted net income is defined as Net income in accordance with GAAP adjusted for certain significant items. Management believes that adjusted net income provides additional insight to management and investors into the Company's operations and underlying business trends as well as facilitate period-to-period comparisons, as it excludes certain significant items that are not reflective of CN's underlying business operations and could distort the analysis of trends in business performance. Adjusted diluted earnings per share is defined as adjusted net income divided by the weighted-average diluted shares outstanding. This measure helps management and investors evaluate the Company's profitability on a per-share basis, facilitating the assessment of period-over-period performance by removing the impact of significant, non-recurring items.

The following table provides a reconciliation of Net income and Earnings per share in accordance with GAAP, as reported for the periods specified, to the non-GAAP adjusted performance measures presented herein:

Unaudited	Year ended December 31									
($ millions, except per share data)	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
Net income [1]	3,529	3,630	5,470	4,312	4,198	3,545	4,899	5,118	5,625	**4,448**
Adjustments:										
Operating expense adjustments:										
Workforce reduction program	–	–	–	27	31	–	39	–	–	**–**
Depreciation expense on the deployment of replacement system	–	–	–	–	84	–	–	–	–	**–**
Advisory fees related to shareholder matters	–	–	–	–	–	–	20	22	–	**–**
Loss (recovery) on assets held for sale	–	–	–	–	–	486	(137)	–	–	**78**
Transaction-related costs	–	–	–	–	–	–	84	–	–	**–**
Non-operating expense adjustments:										
Amortization of bridge financing and other fees	–	–	–	–	–	–	97	–	–	**–**
Merger termination fee	–	–	–	–	–	–	(886)	–	–	**–**
Gains on disposal of property	–	76	–	(338)	–	–	–	–	(129)	**–**
Tax adjustments:										
Tax-deductible goodwill and related impacts [2]	–	–	–	–	–	–	–	–	(713)	**–**
Tax effect of adjustments [3]	–	10	–	39	(30)	(123)	109	(6)	17	**(20)**
Tax law changes and rate enactments	42	7	(1,706)	–	(112)	(141)	–	–	–	**–**
Total adjustments	42	(59)	(1,706)	(272)	(27)	222	(674)	16	(825)	**58**
Adjusted net income [1]	3,571	3,571	3,764	4,040	4,171	3,767	4,225	5,134	4,800	**4,506**
Diluted earnings per share [1]	4.38	4.66	7.22	5.85	5.81	4.97	6.90	7.44	8.53	**7.01**
Impact of adjustments, per share	0.05	(0.08)	(2.25)	(0.37)	(0.03)	0.31	(0.95)	0.02	(1.25)	**0.09**
Adjusted diluted earnings per share [1]	4.43	4.58	4.97	5.48	5.78	5.28	5.95	7.46	7.28	**7.10**

(1) In the first quarter of 2022, the Company changed its method of calculating market-related values of pension assets for its defined benefit plans using a retrospective approach. See the Company's selected financial information restated for change in accounting policy filed on September 9, 2022, which may be found online on SEDAR+ at www.sedarplus.com, on the SEC's website at www.sec.gov through EDGAR, and on the Company's website at www.cn.ca in the Investors section, for additional information.
(2) Relates to the impacts resulting from tax filings consistent with a ruling that the Company received in a non-U.S. foreign jurisdiction in connection with prior taxation years.
(3) The tax impact of adjustments is based on the nature of the item for tax purposes and related tax rates in the applicable jurisdiction.

For the year ended December 31, 2024, the Company's adjusted net income was $4,506 million, or $7.10 per diluted share, which excludes a loss on assets held for sale of $78 million, or $58 million after-tax ($0.09 per diluted share), recorded in the second quarter, resulting from an agreement to transfer the ownership and related risks and obligations of the Quebec Bridge located in Quebec, Canada, to the Government of Canada.

CN | 2025 INVESTOR FACT BOOK 33

For the year ended December 31, 2023, the Company’s adjusted net income was $4,800 million, or $7.28 per diluted share, which excludes: • a gain on disposal of property within the Bala Subdivision located in Markham and Richmond Hill, Ontario, Canada of $129 million, or $112 million after-tax ($0.17 per diluted share) recorded in the fourth quarter in Other income within the Consolidated Statements of Income; and • a net deferred income tax recovery of $713 million ($1.08 per diluted share) recorded in the fourth quarter resulting from tax filings consistent with a ruling that the Company received in a non-U.S. foreign jurisdiction in connection with prior taxation years. For the year ended December 31, 2022, the Company’s adjusted net income was $5,134 million, or $7.46 per diluted share, which excludes advisory fees related to shareholder matters of $22 million, or $16 million after-tax ($0.02 per diluted share) of which $12 million, or $9 million after-tax ($0.01 per diluted share) was recorded in the second quarter and $10 million, or $7 million after-tax ($0.01 per diluted share) was recorded in the first quarter in Other expense within the Consolidated Statements of Income. For the year ended December 31, 2021, the Company reported adjusted net income of $4,225 million,(1) or $5.95 per diluted share,(1) which excludes: • employee termination benefits and severance costs related to a workforce reduction program of $39 million, or $29 million after-tax ($0.04 per diluted share) recorded in the third quarter in Labor and fringe benefits within the Consolidated Statements of Income; • advisory fees related to shareholder matters of $20 million, or $15 million after-tax ($0.02 per diluted share) of which $13 million, or $10 million after-tax ($0.01 per diluted share) was recorded in the fourth quarter and $7 million, or $5 million after-tax ($0.01 per diluted share) was recorded in the third quarter in Other expense within the Consolidated Statements of Income; • the recovery of $137 million, or $102 million after-tax ($0.14 per diluted share) recorded in the first quarter related to the loss on assets held for sale in the second quarter of 2020, to reflect an agreement for the sale for ongoing rail operations, certain non-core rail lines in Wisconsin, Michigan and Ontario to a short line operator; • transaction-related costs, consisting of an advance to Kansas City Southern (KCS) and a related refund, net of transaction costs, of $84 million, or $70 million after-tax ($0.10 per diluted share), recorded in the third quarter resulting from the terminated CN Merger Agreement with KCS; • amortization of bridge financing and other fees of $97 million, or $84 million after-tax ($0.11 per diluted share), of which $65 million, or $60 million after-tax ($0.08 per diluted share) was recorded in the third quarter and $32 million, or $24 million after-tax ($0.03 per diluted share) was recorded in the second quarter, resulting from the KCS transaction, recorded in Interest expense within the Consolidated Statements of Income; and • merger termination fee paid by KCS to CN of $886 million, or $770 million after-tax ($1.08 per diluted share), recorded in the third quarter resulting from KCS’ notice of termination of the CN Merger Agreement with KCS. For the year ended December 31, 2020, the Company reported adjusted net income of $3,767 million,(1) or $5.28 per diluted share,(1) which excludes a loss of $486 million, or $363 million after-tax ($0.51 per diluted share) in the second quarter, resulting from the Company’s decision to market for sale for ongoing rail operations, certain non-core lines in Wisconsin, Michigan and Ontario, and a current income tax recovery of $141 million ($0.20 per diluted share) in the first quarter resulting from the enactment of the Coronavirus Aid, Relief, and Economic Security (CARES) Act, a U.S. tax-and-spending package aimed at providing additional stimulus to address the economic impact of the COVID-19 pandemic. Non-GAAP Measures (cont.) (1) In the first quarter of 2022, the Company changed its method of calculating market-related values of pension assets for its defined benefit plans using a retrospective approach. See the Company’s selected financial information restated for change in accounting policy filed on September 9, 2022, which may be found online on SEDAR+ at www.sedarplus.com, on the SEC’s website at www.sec.gov through EDGAR, and on the Company’s website at www.cn.ca in the Investors section, for additional information. | 2025 INVESTOR FACT BOOK 34 OVERVIEW MARKETS OPERATIONS FINANCIALS 1 2 3 4 5 6 7 8 Quarterly Consolidated Financial and Statistical Information Financial Overview Shareholder and Non-GAAP Measures Investor Information

For the year ended December 31, 2019, the Company reported adjusted net income of $4,171 million,(1) or $5.78 per diluted share,(1) which excludes employee termination benefits and severance costs related to a workforce reduction program of $31 million, or $23 million after-tax ($0.03 per diluted share) in the fourth quarter; a deferred income tax recovery of $112 million ($0.15 per diluted share) in the second quarter, resulting from the enactment of a lower provincial corporate income tax rate; and a depreciation expense of $84 million, or $62 million after-tax ($0.09 per diluted share) in the first quarter, related to costs previously capitalized for a Positive Train Control (PTC) back office system following the deployment of a replacement system. For the year ended December 31, 2018, the Company reported adjusted net income of $4,040 million,(1) or $5.48 per diluted share,(1) which excludes employee termination benefits and severance costs related to a workforce reduction program of $27 million, or $20 million after-tax ($0.03 per diluted share) in the fourth quarter and gains on disposal of property of $338 million, or $292 million after-tax ($0.40 per diluted share), consisting of the following: • in the fourth quarter, a gain previously deferred on the 2014 disposal of a segment of the Guelph Subdivision located between Georgetown and Kitchener, Ontario, together with the rail fixtures and certain passenger agreements (the “Guelph”), of $79 million, or $70 million after-tax ($0.10 per diluted share); • in the third quarter, a gain on disposal of property located in Montreal, Quebec, (the “Doney and St-François Spurs”) of $36 million, or $32 million after-tax ($0.04 per diluted share); and • in the second quarter, a gain on transfer of the Company’s finance lease in the passenger rail facilities in Montreal, Quebec, together with its interests in related railway operating agreements (the “Central Station Railway Lease”), of $184 million, or $156 million after-tax ($0.21 per diluted share), and a gain on disposal of land located in Calgary, Alberta, excluding the rail fixtures (the “Calgary Industrial Lead”), of $39 million, or $34 million after-tax ($0.05 per diluted share). For the year ended December 31, 2017, the Company reported adjusted net income of $3,764 million,(1) or $4.97 per diluted share,(1) which excludes a net deferred income tax recovery of $1,706 million ($2.25 per diluted share) consisting of the following: • in the fourth quarter, a deferred income tax recovery of $1,764 million ($2.33 per diluted share) resulting from the enactment of a lower U.S. federal corporate income tax rate due to the Tax Cuts and Jobs Act (“U.S. Tax Reform”) and a deferred income tax expense of $50 million ($0.07 per diluted share) resulting from the enactment of higher provincial corporate income tax rates; • in the third quarter, a deferred income tax expense of $31 million ($0.04 per diluted share) resulting from the enactment of a higher state corporate income tax rate; • in the second quarter, a deferred income tax recovery of $18 million ($0.02 per diluted share) resulting from the enactment of a lower provincial corporate income tax rate; and • in the first quarter, a deferred income tax recovery of $5 million ($0.01 per diluted share) resulting from the enactment of a lower provincial corporate income tax rate. For the year ended December 31, 2016, the Company reported adjusted net income of $3,571 million,(1) or $4.58 per diluted share,(1) which excludes a gain on disposal of approximately one mile of elevated track leading into Montreal’s Central Station, together with the rail fixtures, of $76 million, or $66 million after-tax ($0.09 per diluted share) in the fourth quarter, and a deferred income tax expense of $7 million ($0.01 per diluted share) resulting from the enactment of a higher provincial corporate income tax rate in the second quarter. For the year ended December 31, 2015, the Company reported adjusted net income of $3,571 million,(1) or $4.43 per diluted share,(1) which excludes a deferred income tax expense of $42 million ($0.05 per diluted share) resulting from the enactment of a higher provincial corporate income tax rate in the second quarter. Non-GAAP Measures (cont.) (1) In the first quarter of 2022, the Company changed its method of calculating market-related values of pension assets for its defined benefit plans using a retrospective approach. See the Company’s selected financial information restated for change in accounting policy filed on September 9, 2022, which may be found online on SEDAR+ at www.sedarplus.com, on the SEC’s website at www.sec.gov through EDGAR, and on the Company’s website at www.cn.ca in the Investors section, for additional information. | 2025 INVESTOR FACT BOOK 35 OVERVIEW MARKETS OPERATIONS FINANCIALS 1 2 3 4 5 6 7 8 Quarterly Consolidated Financial and Statistical Information Financial Overview Shareholder and Non-GAAP Measures Investor Information

Financial Overview | Quarterly Consolidated Financial and Statistical Information | Non-GAAP Measures | Shareholder and Investor Information
1 2 3 4 5 6 7 8

Non-GAAP Measures (cont.)

ADJUSTED OPERATING INCOME, OPERATING EXPENSES AND OPERATING RATIO

Adjusted operating income is defined as Operating income in accordance with GAAP adjusted for certain significant operating expense items that are not reflective of CN's underlying business operations. This measure helps management and investors assess the Company's core operating results by excluding items that may distort the analysis of ongoing business performance. Adjusted operating expenses is defined as Operating expenses in accordance with GAAP adjusted for certain significant operating expense items that are not reflective of CN's underlying business operations. This measure provides management and investors with a view of ongoing costs which exclude unusual or non-recurring items, enabling more accurate assessment of cost management and resource allocation across reporting periods. Adjusted operating ratio is defined as adjusted operating expenses as a percentage of revenues. For management and investors, the adjusted operating ratio serves as a key performance indicator of cost management and overall operational effectiveness, as it demonstrates how effectively management controls costs relative to total revenue by excluding unusual or non-recurring items.

The following table provides a reconciliation of Operating income, Operating expenses and operating ratio, as reported for the periods specified, to the non-GAAP adjusted performance measures presented herein:

Unaudited										Year ended December 31
($ millions, except percentages)	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
Operating income	5,155	5,032	5,243	5,493	5,593	4,777	5,616	6,840	6,597	6,247
Operating expense adjustments:										
Workforce reduction program	–	–	–	27	31	–	39	–	–	–
Depreciation expense on the deployment of replacement system	–	–	–	–	84	–	–	–	–	–
Advisory fees related to shareholder matters	–	–	–	–	–	–	20	22	–	–
Loss (recovery) on assets held for sale	–	–	–	–	–	486	(137)	–	–	78
Transaction-related costs	–	–	–	–	–	–	84	–	–	–
Total operating expense adjustments	–	–	–	27	115	486	6	22	–	78
Adjusted operating income	5,155	5,032	5,243	5,520	5,708	5,263	5,622	6,862	6,597	6,325
Operating expenses	7,456	7,005	7,798	8,828	9,324	9,042	8,861	10,267	10,231	10,799
Total operating expense adjustments	–	–	–	(27)	(115)	(486)	(6)	(22)	–	(78)
Adjusted operating expenses	7,456	7,005	7,798	8,801	9,209	8,556	8,855	10,245	10,231	10,721
Operating ratio(1)	59.1%	58.2%	59.8%	61.6%	62.5%	65.4%	61.2%	60.0%	60.8%	63.4%
Impact of adjustments	–	–	–	(0.1)%	(0.8)%	(3.5)%	–	(0.1)%	–	(0.5)%
Adjusted operating ratio	59.1%	58.2%	59.8%	61.5%	61.7%	61.9%	61.2%	59.9%	60.8%	62.9%

(1) Operating ratio is defined as operating expenses as a percentage of revenues.

OVERVIEW MARKETS OPERATIONS FINANCIALS

CN | 2025 INVESTOR FACT BOOK 36

Financial Overview | Quarterly Consolidated Financial and Statistical Information | **Non-GAAP Measures** | Shareholder and Investor Information

1 2 3 4 5 6 7 8

OVERVIEW | MARKETS | OPERATIONS | FINANCIALS

Non-GAAP Measures (cont.)

Free Cash Flow

Free cash flow is a useful measure of liquidity as it demonstrates the Company's ability to generate cash for debt obligations and for discretionary uses such as payment of dividends, share repurchases and strategic opportunities.

The Company defines its free cash flow measure as the difference between net cash provided by operating activities and net cash used in investing activities, adjusted for the impact of (i) business acquisitions and combinations, and (ii) merger transaction-related payments, cash receipts and cash income taxes, which are items that are not indicative of operating trends. Free cash flow does not have any standardized meaning prescribed by GAAP and, therefore, may not be comparable to similar measures presented by other companies.

The following table provides a reconciliation of Net cash provided by operating activities in accordance with GAAP, as reported for the periods specified, to the non-GAAP free cash flow presented herein:

Unaudited — Year ended December 31

($ millions)	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
Net cash provided by operating activities	5,140	5,202	5,516	5,918	5,923	6,165	6,971	6,667	6,965	**6,699**
Net cash used in investing activities	(2,767)	(2,682)	(2,738)	(3,404)	(4,190)	(2,946)	(2,873)	(2,510)	(3,468)	**(3,607)**
Net cash provided before financing activities	2,373	2,520	2,778	2,514	1,733	3,219	4,098	4,157	3,497	**3,092**
Adjustments:										
Cash income taxes for merger transaction-related payments and cash receipts (1)	–	–	–	–	–	–	–	102	–	**–**
Transaction-related costs paid (2)	–	–	–	–	–	–	125	–	–	**–**
Advance for acquisition (2)	–	–	–	–	–	–	845	–	–	**–**
Refund of advance for acquisition (2)	–	–	–	–	–	–	(886)	–	–	**–**
Merger termination fee (2)	–	–	–	–	–	–	(886)	–	–	**–**
Business acquisitions and combinations (3)(4)	–	–	–	–	259	8	–	–	390	**–**
Total adjustments	–	–	–	–	259	8	(802)	102	390	**–**
Free cash flow	2,373	2,520	2,778	2,514	1,992	3,227	3,296	4,259	3,887	**3,092**

(1) Relates to income tax payments of $102 million for KCS merger transaction–related payments and cash receipts. See Note 4 – Acquisitions, Terminated CN Kansas City Southern (KCS) merger agreement, to the Company's 2022 Annual Consolidated Financial Statements and the section entitled Adjusted performance measures to the Company's 2022 Annual MD&A filed on January 31, 2023, which may be found online on SEDAR+ at www.sedarplus.com, on the SEC's website at www.sec.gov through EDGAR, and on the Company's website at www.cn.ca in the Investors section, for additional information.

(2) Relates to the terminated CN KCS merger agreement. See Note 3 – Acquisitions, Terminated CN KCS merger agreement, to the Company's 2021 Annual Consolidated Financial Statements and the section entitled Adjusted performance measures to the Company's 2021 Annual MD&A filed on February 1, 2022, which may be found online on SEDAR+ at www.sedarplus.com, on the SEC's website at www.sec.gov through EDGAR, and on the Company's website at www.cn.ca in the Investors section, for additional information.

(3) Relates to the acquisitions of H&R Transport Limited ("H&R") and the TransX Group of Companies ("TransX"). See the section entitled Liquidity and capital resources – Investing activities to the Company's 2021 Annual MD&A filed on February 1, 2022, which may be found online on SEDAR+ at www.sedarplus.com, on the SEC's website at www.sec.gov through EDGAR, and on the Company's website at www.cn.ca in the Investors section, for additional information.

(4) Relates to the acquisition of the shares of Iowa Northern Railway Company and the business combination of Cape Breton & Central Nova Scotia Railway. See Note 4 – Business acquisitions and combinations to the Company's 2023 Annual Consolidated Financial Statements filed on January 31, 2024, which may be found online on SEDAR+ at www.sedarplus.com, on the SEC's website at www.sec.gov through EDGAR, and on the Company's website at www.cn.ca in the Investors section, for additional information.

CN | 2025 INVESTOR FACT BOOK 37

Financial Overview | Quarterly Consolidated Financial and Statistical Information | **Non-GAAP Measures** | Shareholder and Investor Information

1 2 3 4 5 6 7 8

OVERVIEW MARKETS OPERATIONS FINANCIALS

Non-GAAP Measures (cont.)

Adjusted Debt-To-Adjusted EBITDA Multiple

Management believes that the adjusted debt-to-adjusted EBITDA multiple is a useful credit measure because it reflects the Company's ability to service its debt and other long-term obligations. The Company calculates the adjusted debt-to-adjusted EBITDA multiple as adjusted debt divided by the last 12 months of adjusted EBITDA. Adjusted debt is defined as the sum of Long-term debt and Current portion of long-term debt as reported on the Company's Consolidated Balance Sheets as well as Operating lease liabilities, including current portion and pension plans in deficiency recognized on the Company's Consolidated Balance Sheets due to the debt-like nature of their contractual and financial obligations. Adjusted EBITDA is calculated as Net income excluding Interest expense, Income tax expense, Depreciation and amortization, operating lease cost, Other components of net periodic benefit income, Other income (loss), and other significant items that are not reflective of CN's underlying business operations and which could distort the analysis of trends in business performance. Adjusted debt and adjusted EBITDA are non-GAAP measures used to compute the Adjusted debt-to-adjusted EBITDA multiple. These measures do not have any standardized meaning prescribed by GAAP and, therefore, may not be comparable to similar measures presented by other companies.

The following table provides a reconciliation of debt and Net income in accordance with GAAP, reported as at and for the periods specified, to adjusted debt and adjusted EBITDA, which have been used to calculate the non-GAAP adjusted debt-to-adjusted EBITDA multiple:

Unaudited

As at and for the year ended December 31

($ millions, unless otherwise indicated)	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
Debt	**10,427**	**10,937**	**10,828**	**12,569**	**13,796**	**12,906**	**12,485**	**15,429**	**18,473**	**20,894**
Adjustments:										
Operating lease liabilities, including current portion[1]	607	533	478	579	501	418	430	466	415	**477**
Pension plans in deficiency[2]	469	442	455	477	521	553	447	353	362	**350**
Adjusted debt	**11,503**	**11,912**	**11,761**	**13,625**	**14,818**	**13,877**	**13,362**	**16,248**	**19,250**	**21,721**
Net income[3]	3,529	3,630	5,470	4,312	4,198	3,545	4,899	5,118	5,625	**4,448**
Interest expense	439	480	481	489	538	554	610	548	722	**891**
Income tax expense (recovery)[3]	1,333	1,283	(400)	1,348	1,207	976	1,443	1,645	863	**1,404**
Depreciation and amortization	1,158	1,225	1,281	1,329	1,562	1,589	1,598	1,729	1,817	**1,892**
Operating lease cost[4]	204	197	191	218	171	143	131	142	149	**153**
Other components of net periodic benefit income[3]	(99)	(266)	(296)	(280)	(297)	(292)	(407)	(498)	(479)	**(454)**
Other loss (income)	(47)	(95)	(12)	(376)	(53)	(6)	(43)	27	(134)	**(42)**
Adjustments:										
Workforce reduction program[5]	–	–	–	27	31	–	39	–	–	**–**
Advisory fees related to shareholder matters[6]	–	–	–	–	–	–	20	22	–	**–**
Loss (recovery) on assets held for sale[7]	–	–	–	–	–	486	(137)	–	–	**78**
Transaction-related costs[8]	–	–	–	–	–	–	84	–	–	**–**
Merger termination fee[8]	–	–	–	–	–	–	(886)	–	–	**–**
Adjusted EBITDA	**6,517**	**6,454**	**6,715**	**7,067**	**7,357**	**6,995**	**7,351**	**8,733**	**8,563**	**8,370**
Adjusted debt-to-adjusted EBITDA multiple (times)	**1.77**	**1.85**	**1.75**	**1.93**	**2.01**	**1.98**	**1.82**	**1.86**	**2.25**	**2.60**

(1) Represents the present value of operating lease payments.

(2) Represents the total funded deficit of all defined benefit pension plans with a projected benefit obligation in excess of plan assets.

(3) In the first quarter of 2022, the Company changed its method of calculating market-related values of pension assets for its defined benefit plans using a retrospective approach. See the Company's selected financial information restated for change in accounting policy filed on September 9, 2022, which may be found online on SEDAR+ at www.sedarplus.com, on the SEC's website at www.sec.gov through EDGAR, and on the Company's website at www.cn.ca in the Investors section, for additional information.

(4) Represents the operating lease costs recorded in Purchased services and material and Equipment rents within the Consolidated Statements of Income.

(5) Relates to employee termination benefits and severance costs for a workforce reduction program, recorded in Labor and fringe benefits within the Consolidated Statements of Income.

(6) Relates to advisory fees related to shareholder matters recorded in Other expense within the Consolidated Statements of Income.

(7) Relates to the loss (recovery) on assets held for sale resulting from the Company entering into an agreement for the sale of non-core lines and a loss on assets held for sale resulting from an agreement to transfer the ownership and related risks and obligations of the Quebec Bridge located in Quebec, Canada, to the Government of Canada.

(8) Relates to the terminated CN KCS merger agreement.

CN | 2025 INVESTOR FACT BOOK 38

Financial Overview | Quarterly Consolidated Financial and Statistical Information | **Non-GAAP Measures** | Shareholder and Investor Information
1 2 3 4 5 6 7 8
OVERVIEW MARKETS OPERATIONS FINANCIALS

Non-GAAP Measures (cont.)

ROIC and Adjusted ROIC

ROIC and adjusted ROIC are useful measures for management and investors to evaluate the efficiency of the Company's use of capital funds and allow investors to assess the operating and investment decisions made by management.

The Company calculates ROIC as return divided by average invested capital, both of which are non-GAAP measures. Return is defined as Net income plus interest expense after-tax, calculated using the Company's effective tax rate. Average invested capital is defined as the sum of Total shareholders' equity, Long-term debt and Current portion of long-term debt less Cash and cash equivalents, and Restricted cash and cash equivalents, averaged between the beginning and ending balance over the last 12-month period. The Company calculates adjusted ROIC as adjusted return divided by average invested capital, both of which are non-GAAP measures.

Adjusted return is defined as adjusted net income plus interest expense after-tax, calculated using the Company's adjusted effective tax rate. Return, average invested capital, ROIC, adjusted return and adjusted ROIC do not have any standardized meaning prescribed by GAAP and, therefore, may not be comparable to similar measures presented by other companies.

The following table provides a reconciliation of Net income and adjusted net income to return and adjusted return, respectively, as well as the calculation of average invested capital, which have been used to calculate ROIC and adjusted ROIC:

Unaudited

($ millions, except percentage)	2015	2016	2017	2018	2019	2020	2021	2022	2023	**2024**
										As at and for the year ended December 31
Net income (1)	3,529	3,630	5,470	4,312	4,198	3,545	4,899	5,118	5,625	**4,448**
Interest expense	439	480	481	489	538	554	610	548	722	**891**
Tax on interest expense (2)	(120)	(125)	(124)	(116)	(120)	(120)	(139)	(133)	(177)	**(214)**
Return (1)	**3,848**	**3,985**	**5,827**	**4,685**	**4,616**	**3,979**	**5,370**	**5,533**	**6,170**	**5,125**
Average total shareholders' equity	14,210	14,896	15,749	17,149	17,841	18,846	21,198	22,064	20,751	**20,584**
Average long-term debt (3)	8,407	9,217	9,098	10,067	11,626	11,931	11,987	13,175	15,253	**17,931**
Average current portion of long-term debt	993	1,466	1,785	1,632	1,557	1,420	709	783	1,699	**1,753**
Less: Average cash, cash equivalents, restricted cash and restricted cash equivalents	(596)	(674)	(613)	(656)	(674)	(844)	(1,221)	(1,088)	(879)	**(663)**
Average invested capital	**23,014**	**24,905**	**26,019**	**28,192**	**30,350**	**31,353**	**32,673**	**34,934**	**36,824**	**39,605**
ROIC (1)	**16.7%**	**16.0%**	**22.4%**	**16.6%**	**15.2%**	**12.7%**	**16.4%**	**15.8%**	**16.8%**	**12.9%**
Adjusted net income (1)(4)	3,571	3,571	3,764	4,040	4,171	3,767	4,225	5,134	4,800	**4,506**
Interest expense	439	480	481	489	538	554	610	548	722	**891**
Less: Amortization of bridge financing and other fees (5)	–	–	–	–	–	–	(97)	–	–	**–**
Adjusted tax on interest expense (6)	(117)	(126)	(124)	(120)	(131)	(137)	(123)	(133)	(177)	**(214)**
Adjusted return (1)	**3,893**	**3,925**	**4,121**	**4,409**	**4,578**	**4,184**	**4,615**	**5,549**	**5,345**	**5,183**
Average invested capital	23,014	24,905	26,019	28,192	30,350	31,353	32,673	34,934	36,824	**39,605**
Adjusted ROIC (1)	**16.9%**	**15.8%**	**15.8%**	**15.6%**	**15.1%**	**13.3%**	**14.1%**	**15.9%**	**14.5%**	**13.1%**

(1) In the first quarter of 2022, the Company changed its method of calculating market–related values of pension assets for its defined benefit plans using a retrospective approach. See the Company's selected financial information restated for change in accounting policy filed on September 9, 2022, which may be found online on SEDAR+ at www.sedarplus.com, on the SEC's website at www.sec.gov through EDGAR, and on the Company's website at www.cn.ca in the Investors section, for additional information.

(2) The effective tax rate, defined as Income tax expense as a percentage of Income before income taxes, used to calculate the tax on Interest expense for 2024 was 24.0% (2023 – 24.5%, 2022 – 24.3%, 2021 – 22.8%, 2020 – 21.6%, 2019 – 22.3%, 2018 – 23.8%, 2017 – 25.8%, 2016 – 26.1%, 2015 – 27.4%). Due to the significantly lower effective tax rate reported by the Company in 2023, tax on interest expense for 2023 was calculated using an adjusted effective tax rate. Due to the negative effective tax rate reported by the Company in 2017, tax on interest expense for 2017 was calculated using an adjusted effective tax rate.

(3) In the fourth quarter of 2015, the Company adopted ASU 2015–03 Interest – Imputation of Interest on a retrospective basis. As a result, debt issuance costs were reclassified from assets to Long–term debt in the amount of $42 million, $37 million, as at December 31, 2015, 2014 respectively.

(4) This non–GAAP measure does not have any standardized meaning prescribed by GAAP and, therefore, may not be comparable to similar measures presented by other companies. See the section entitled Adjusted performance measures for an explanation of this non–GAAP measure.

(5) Relates to amortization of bridge financing and other fees resulting from the KCS transaction, recorded in Interest expense within the Consolidated Statements of Income.

(6) The adjusted effective tax rate is a non–GAAP measure, defined as Income tax expense, net of tax adjustments as presented in Adjusted performance measures as a percentage of Income before taxes, net of pre–tax adjustments as presented in Adjusted performance measures. This measure does not have any standardized meaning prescribed by GAAP and, therefore, may not be comparable to a similar measure presented by other companies. The adjusted effective tax rate used to calculate the adjusted tax on interest expense for 2024 was 24.0% (2023 – 24.5%, 2022 – 24.3%, 2021 – 24.0%, 2020 – 24.8%, 2019 – 24.4%, 2018 – 24.5%, 2017 – 25.8%, 2016 – 26.2%, 2015 – 26.6%).

CN | 2025 INVESTOR FACT BOOK
39

Financial Overview | Quarterly Consolidated Financial and Statistical Information | Non-GAAP Measures | **Shareholder and Investor Information**
1 2

Shareholder and Investor Information

Transfer Agent and Registrar

Computershare
Trust Company of Canada

Offices in:
Montreal, QC; Toronto, ON;
Calgary, AB; Vancouver, BC

Telephone: 1-800-564-6253
www.investorcentre.com

Co-Transfer Agent and Co-Registrar

Computershare Investor Services
Attn: Shareholder Services

Overnight mail delivery:
320 Bay Street, 14th Floor
Toronto, ON M5H 4A6

Regular mail delivery:
P.O. Box 505000
Louisville, KY 40233-5000

Telephone: 1-800-962-4284

Shareholder Services

Shareholders with questions concerning their shares should contact:

Computershare
Trust Company of Canada
Shareholder Services
100 University Avenue, 8th Floor
Toronto, ON M5J 2Y1

Telephone: 1-800-564-6253
www.computershare.com

Investor Relations

Stacy Alderson
Assistant Vice-President
Investor Relations
Telephone: 514-399-0052

Greg Hamilton
Senior Manager
Investor Relations
Telephone: 514-399-4654

Nicole Smith
Expert
Investor Relations
Telephone: 403-827-2344

Fax: 514-399-5985
Email: investor.relations@cn.ca

Mailing Address

CN Investor Relations
935 de La Gauchetière St. W.
16th Floor
Montreal, QC H3B 2M9

www.cn.ca/investors

OVERVIEW | MARKETS | OPERATIONS | FINANCIALS

CN | 2025 INVESTOR FACT BOOK 40

CN Investor Relations understands the importance of communicating the CN story and sharing the most current and timely information with our shareholders, the financial community and other stakeholders. The Investors section of our website holds a wealth of information to keep investors and potential investors informed and up to date. Key Weekly Metrics Each week, CN reports measures representing key indicators of railroad performance. We report weekly volume data for RTMs and carloads, and weekly operating metrics such as car velocity, average train speed and through dwell. www.cn.ca/investors/key-weekly-metrics Interactive Analyst Center CN provides an interactive dashboard of our Company’s historical GAAP and non-GAAP financial and operating results. This accessible and easy-to-use platform allows investors and analysts to view and capture key performance indicators, build custom charts, and export data. www.cn.ca/investors/interactive-analyst-center Latest Financial Results and Reports We offer access to the latest and historical financial and other company reports, including the Investor Fact Book, Annual Report and Sustainability Report. Each quarter, we update our Investor Presentation as part of our commitment to share the CN story. www.cn.ca/investors/reports-and-archives Upcoming Webcasts and Events Our executive team regularly interacts with the investment community through our quarterly investor call and industry conferences. We provide a comprehensive schedule of upcoming investor events on our website, including webcast information. Stay informed about the latest news and events from CN. www.cn.ca/investors/events www.cn.ca/investors Current Stock Information We have various tools that provide helpful data about CN’s common shares on the Toronto Stock Exchange (TSX: CNR) and the New York Stock Exchange (NYSE: CNI). These tools include stock information, interactive charts, stock price history and splits, an investment calculator and dividends. www.cn.ca/investors/stock-information KEEPING INVESTORS UP TO DATE ONLINE INVESTOR TOOLS